UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2006
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Consent of PricewaterhouseCoopers LLP

Index to Financial Statements

Page
Description	number
Consolidated Financial Statements of Stroud Energy, Inc.	F-1
Unaudited Pro Forma Combined Financial Information of Range Resources Corporation	F-46

Item 2.01 — Completion of Acquisition or Disposition of Assets
This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Range Resources Corporation (“Range”), filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2006 (the “Form 8-K”), which reported under Item 2.01 the completion of the acquisition of Stroud Energy, Inc. (“Stroud”) pursuant to the Agreement and Plan of Merger, by and among Range, Range Acquisition Texas, Inc., a wholly-owned subsidiary of Range, and Stroud. This amendment is filed to provide the financial statements and pro forma financial information required by Item 9.01. The description of the acquisition included in Item 2.01 of the Form 8-K is incorporated by reference herein.
Item 9.01 — Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Audited consolidated balance sheet of Stroud Energy, Inc. and subsidiaries as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2005 is included herein.

Unaudited consolidated balance sheet of Stroud Energy, Inc. and subsidiaries as of March 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the three months ended March 31, 2006 is included herein.

(b)	Pro Forma Financial Information

Unaudited pro forma condensed statements of operations of Range Resources Corporation for the year ended December 31, 2005 and the six months ended June 30, 2006 are included herein.

(c)	Exhibits

Exhibit
Number	Description
**2.1	Agreement and Plan of Merger, dated May 10, 2006, by and among Range Resources Corporation, Range Acquisition Texas, Inc. and Stroud Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K as filed with the SEC on May 16, 2006).

*23.1	Consent of PricewaterhouseCoopers LLP

**99.1	Press Release dated June 21, 2006

*	Filed herewith

**	Previously filed

2

Certain information included in this report, including financial information included in Item 9.01, contains certain statements (other than statements of historical fact) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used herein, the words “budget,” “budgeted,” “assumes,” “should,” “goal,” “anticipates,” “expects,” “believes,” “seeks,” “plans,” “estimates,” “intends,” “projects” or “targets” and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results and the difference between assumed facts or bases and the actual results could be material, depending on the circumstances. It is important to note that our actual results could differ materially from those projected by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable and such forward-looking statements are based upon the best data available at the date this report is filed with the SEC, we cannot assure you that such expectations will prove correct. Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following: production variance from expectations, volatility of oil and gas prices, hedging results, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, environmental risks, uncertainties about estimates of reserves, competition, litigation, government regulation, political risks, our ability to implement our business strategy, costs and results of drilling new projects, mechanical and other inherent risks associated with oil and gas production, weather, availability of drilling equipment and changes in interest rates. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ ROGER S. MANNY Roger S. Manny
Chief Financial Officer
Date: August 9, 2006

3

STROUD ENERGY, INC.
Consolidated Financial Statements
December 31, 2005
(With Independent Auditor’s Report Thereon)

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Stroud Energy, Inc.:
     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of Stroud Energy, Inc. (formerly Stroud Oil Properties, Inc.) and its subsidiaries (the “Company”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Fort Worth, Texas
April 5, 2006

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)

	At December 31,
	2004	2005
Assets
Current assets
Cash and equivalents	$2,721	$569
Accounts receivable—revenue	8,494	15,439
Accounts receivable—joint interest owners	563	6,673
Severance tax receivable	1,004	3,094
Prepaid expenses	14	230
Deferred tax asset	—	1,811
Fair value of derivative instruments	159	443

Total current assets	12,955	28,259
Property and equipment
Oil and gas properties, using the full cost method of accounting:
Properties being amortized	125,260	243,310
Unevaluated properties excluded from amortization	3,063	13,070
Other property and equipment	626	778
Less accumulated depreciation, depletion and amortization	(42,835)	(41,575)

Property and equipment, net	86,114	215,583
Fair value of derivative instruments	—	775
Severance tax receivable	1,556	113
Debt issuance costs, net	1,000	764
Other assets	6	19

Total assets	$101,631	$245,513

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,007	$11,986
Accrued liabilities	1,050	10,517
Prepayments from joint interest owners	799	—
Royalties and revenues payable	4,120	9,768
Fair value of derivative instruments	1,761	5,617
Interest payable	135	5
Preferred distributions payable	729	—
Income taxes payable	—	265

Total current liabilities	11,601	38,158

Long-term debt	21,800	10,100
Fair value of derivative instruments	1,020	3,479
Asset retirement obligation	676	1,228
Mandatorily redeemable preferred units	20,546	—
Deferred tax liability	—	37,180

Total liabilities	55,643	90,145

Minority interest	17,161	—
Commitments and contingencies (See Notes 9, 11, 12)
Stockholders’ equity
Preferred stock ($.001 par value, 10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock ($.001 par value; 12,976,450 and 75,000,000 shares authorized at December 31, 2004 and 2005, respectively; 6,012,412 and 16,066,824 shares issued and outstanding at December 31, 2004 and 2005, respectively)	6	16
Additional paid-in capital	15	169,488
Unearned stock compensation	(16)	(8,553)
Notes receivable from stockholders and employees	(27)	—
Retained earnings (deficit)	28,849	(5,583)

Total stockholders’ equity	28,827	155,368

Total liabilities and stockholders’ equity	$101,631	$245,513

See accompanying notes to consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share data)

	Year Ended December 31,
	2003	2004	2005
Revenues
Gas sales	$34,859	$43,710	$62,061
Oil sales	2,807	2,701	2,757
Commodity price risk management activities	(1,143)	(4,263)	(9,517)
Other	265	181	289

Total revenues	36,788	42,329	55,590

Expenses
Lease operating	2,731	3,227	5,011
General and administrative	2,471	3,551	6,161
Depreciation, depletion and amortization	12,900	17,515	20,089
Stock compensation expense	1,401	715	20,146
Litigation settlement expense	—	6,019	—

Total expenses	19,503	31,027	51,407

Operating income	17,285	11,302	4,183
Other income (expense)
Interest expense, net	(5,306)	(4,370)	(4,278)
Gain (loss) on interest rate swap	14	40	(1)
Gain (loss) on extinguishment of debt	36,330	(1,258)	—
Loss on repurchase of mandatorily redeemable preferred units	—	—	(6,241)

Total other income (expense)	31,038	(5,588)	(10,520)

Income (loss) before income taxes and minority interest	48,323	5,714	(6,337)
Income tax provision
Current income taxes	—	—	265
Deferred income taxes	—	—	24,787

Income (loss) before minority interest	48,323	5,714	(31,389)

Minority interest	(4,389)	(4,262)	(185)

Net income (loss)	$43,934	$1,452	$(31,574)

Net income (loss) per common share:
Basic	$9.17	$0.26	$(3.59)

Diluted	$7.84	$0.25	$(3.59)

Weighted average shares outstanding:
Basic	4,793,461	5,543,483	8,806,752

Diluted	5,602,857	5,721,742	8,806,752

See accompanying notes to consolidated financial statements.

STROUD ENERGY, INC. (formerly Stroud Oil Properties, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2003	2004	2005
Cash Flows from Operating Activities
Net income (loss)	$43,934	$1,452	$(31,574)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	12,900	17,515	20,089
Amortization of debt issuance costs and discounts	402	427	356
Accretion of discount on mandatorily redeemable preferred units	—	1,066	897
Accretion of discount on asset retirement obligation	37	37	66
Change in fair value of derivative instruments	902	1,339	5,255
(Gain) loss on extinguishment of debt	(36,330)	1,258	—
Repayment of discount on manditorily redeemable preferred units	—	—	(7,790)
Loss on purchase of mandatorily redeemable preferred units	—	—	6,241
Stock compensation expense	1,401	715	20,146
Deferred tax expense	—	—	24,787
Minority interest	4,389	4,262	185
Other	—	—	(10)
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,870)	(1,608)	(11,103)
Increase in severance tax receivable	(1,288)	(1,111)	(647)
(Increase) decrease in prepaid expenses	(12)	6	(216)
Decrease in inventory	111	—	—
Decrease in other assets	(1)	—	(13)
Increase (decrease) in accounts payable and accrued liabilities	2,327	(876)	10,034
Increase in royalties and revenues payable	2,730	513	5,648
Increase (decrease) in interest payable	430	(295)	(130)
Increase (decrease) in preferred return distribution payable	—	729	(729)
Increase in taxes payable	—	—	265

Net cash provided by operating activities	28,062	25,429	41,757
Cash Flows from Investing Activities
Acquisition and development of natural gas and oil properties	(26,030)	(31,999)	(97,933)
Proceeds from sales of natural gas and oil properties	807	644	99
Acquisition of other property and equipment	(22)	(46)	(142)
Increase (decrease) in prepayments from joint owners	—	799	(799)

Net cash used for investing activities	(25,245)	(30,602)	(98,775)
Cash Flows from Financing Activities
Proceeds from note payable	6,000	—	—
Repayment of note payable	—	(6,000)	—
Issuance of note payable—stockholder	400	—	—
Repayment of notes payable—stockholder	—	(625)	—
Proceeds from repayment of notes receivable—stockholder	—	—	27
Net proceeds (retirement) of line of credit and warrant (prior lender)	(33,165)	—	—
Net proceeds (repayment) on line of credit (current lender)	30,000	(8,200)	(11,700)
Treasury shares purchased	—	—	(28)
Proceeds from issuance of common stock, net of fees and costs	2,015	4,665	91,194
Debt issuance costs	(1,325)	(559)	(534)
Debt extinguishment costs	(81)	—	—
Sale of preferred units and common ownership interest of subsidiary	—	27,000	—
Repayment of original investment of preferred units of subsidiary	—	—	(19,480)
Exercise of warrants	—	—	41
Distributions to stockholders of SOP, Inc.	(111)	(11,351)	(2,858)
Distributions to minority interest owners	—	(2,505)	(1,796)
Redemption of limited partner interests in subsidiary	(844)	(1,435)	—

Net cash provided by financing activities	2,889	990	54,866
Net increase (decrease) in cash and cash equivalents	5,706	(4,183)	(2,152)
Cash and cash equivalents at beginning of period	1,198	6,904	2,721

Cash and cash equivalents at end of period	$6,904	$2,721	$569

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,598	$1,062	$1,595
Cash paid for preferred distributions	$—	$1,372	$2,297
Supplemental disclosure of non-cash investing and financing activities:
Increase (decrease) in accrued capital expenditures	$(2,154)	$(983)	$5,870
Additions to natural gas and oil properties arising from $34.0 million non-cash minority interest purchase	$—	$—	$44,626
Cancellation of treasury stock	$—	$—	$28
Cancellation of note receivable from stockholders and employees	$—	$13	$—
Assignment of overriding royalty interests	$—	$384	$—
See accompanying notes to consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003, 2004 and 2005
(in thousands, except shares)

							Notes
							Receivable
							from
			Additional				Stockholders
	Common Stock		Paid in	Treasury Stock		Unearned	and	Retained
	Shares	Amount	Capital	Shares	Amount	Stock Compensation	Employees	Earnings	Total
Balance at December 31, 2002	4,042,071	$4	$948	—	$—	—	—	$(3,842)	$(2,890)
Common shares issued	1,362,527	1	3,411	—	—	—	—	—	3,412
Unearned compensation-stock options	—	—	50	—	—	(46)	—	—	4
Warrant extinguishment	—	—	(3,394)	—	—	—	—	—	(3,394)
Reduction ownership interest in partnership	—	—	(1,015)	—	—	—	—	(209)	(1,224)
Net income	—	—	—	—	—	—	—	43,934	43,934

Balance December 31, 2003	5,404,598	5	—	—	—	(46)	—	39,883	39,842
Common shares issued	605,222	1	5,349	—	—	—	—	—	5,350
Options exercised	2,592	—	—	—	—	—	—	—	—
Notes receivable-stockholders and employees	—	—	—	—	—	—	(40)	—	(40)
Amortization of unearned stock compensation	—	—	—	—	—	30	—	—	30
Distribution to common stockholders	—	—	—	—	—	—	—	(10,433)	(10,433)
Reduction in ownership interest in partnership, net of costs	—	—	(5,349)	—	—	—	—	(2,053)	(7,402)
Increase in ownership interest in partnership	—	—	15	—	—	—	—	—	15
Cancellation of notes receivable from employees	—	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	—	—	1,452	1,452

Balance at December 31, 2004	6,012,412	6	15	—	—	(16)	(27)	28,849	28,827
Exercise of warrants	106,371	—	41	—	—	—	—	—	41
Purchase of SOP, Inc. treasury shares	—	—		(2,595)	(28)	—	—	—	(28)
Distribution to stockholders of SOP, Inc.	—	—	—	—	—	—	—	(2,858)	(2,858)
Cancellation of treasury stock	—	—	(28)	2,595	28	—	—	—	—
Cancellation of SOP, Inc. shares in reorganization	(6,118,783)	(6)	6	—	—	—	—	—	—
Issuance of common stock reorganization	8,022,761	8	49,584	—	—	—	—	—	49,592
Issuance of common stock to management and employees	1,783,297	2	28,531	—	—	(10,260)	27	—	18,300
Issuance of common stock to non-employee Directors	9,375	—	150	—	—	—	—	—	150
Proceeds from issuance of common stock, net of fees and costs of $8,806	6,250,000	6	91,188	—	—	—	—	—	91,194
Options exercised	1,391	—	1	—	—	—	—	—	1
Amortization of unearned compensation	—	—	—	—	—	1,723	—	—	1,723
Net loss	—	—	—	—	—	—	—	(31,574)	(31,574)

Balance at December 31, 2005	16,066,824	$16	$169,488	—	$—	$(8,553)	$—	$(5,583)	$155,368

See accompanying notes to consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
Notes to Consolidated Financial Statements
December 31, 2003, 2004 and 2005
(amounts in thousands, except shares and per unit amounts)
NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General
     Stroud Energy, Inc. (“Stroud,” together with its subsidiaries “the Company”) is a corporation organized under the General Corporation Law of the State of Delaware. Stroud was formerly known as Stroud Oil Properties, Inc. (“SOP”) before the reorganization that occurred on September 23, 2005 (see Note 2). The Company is engaged in the development, exploitation and exploration of natural gas and oil properties, primarily in the state of Texas, with minor interests in Oklahoma. The two principal subsidiaries are Stroud Energy, Ltd. (“SE”), which owns the natural gas and oil properties and is the operator of record, and Stroud Oil Properties, LP (“SOPLP”), which is the employer of the Company’s personnel.
Principles of Consolidation and Reporting
     The accompanying consolidated financial statements of the Company include the accounts of Stroud and its subsidiaries, after recognition of minority interests and elimination of all significant intercompany accounts, transactions, and profits. Prior to the reorganization discussed in Note 2, the management of the Company concluded that SE, which was partly owned by others, was a variable interest entity that required consolidation in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46, Consolidation of Variable Interest Entities, and there was a recognition of minority interests. Following the reorganization, the Company owns 100% of SE.
Comprehensive Income
     The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive income. In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to stockholders of the Company. For the three years ended December 31, 2005, there were no differences between net income and comprehensive income.
Cash and Cash Equivalents
     Investments in highly liquid securities with original maturities of three months or less are considered to be cash equivalents.
Accounts Receivable
     Accounts receivable consist of amounts due from natural gas and oil purchasers and joint interest partners. The Company is able to closely monitor each account due to the low number of accounts. Should management believe that an individual account may be uncollectible, an allowance for it would be established. If further efforts to collect such an account proved unsuccessful, management would write off the receivable against the allowance account. At December 31, 2004 and 2005, management did not believe any allowance was necessary and, for each of the years ended December 31, 2003, 2004 and 2005, had not written off any receivables. See also Note 16 for concentrations of credit.
Property and Equipment
     The Company follows the full cost method of accounting for natural gas and oil properties. Accordingly, all external costs associated with the acquisition, exploration and development of natural gas and oil properties are capitalized as incurred. Internal costs are capitalized only to the extent they are directly related to acquisition, exploration or development activities and do not include any costs related to production, selling or general and administrative activities. During the years ended December 31, 2003, 2004 and 2005, internal costs of approximately $633, $999 and $687 respectively, were capitalized into the full cost pool. If the net capitalized costs of evaluated natural gas and oil properties exceed the estimated present value of future net cash flows from proved natural gas and oil properties, discounted at 10%, such excess is charged to operations as a ceiling write-down. For the years ended December 31, 2003, 2004 and 2005, the Company was not required to recognize a ceiling write-down of its net capitalized costs.

     Capitalized costs of natural gas and oil properties, including the estimated future costs to develop proved reserves, are amortized on the units-of-production method based on production and estimates of proved reserve quantities. The depreciation, depletion and amortization rate per Mcfe was $1.64, $2.01 and $2.30 for the years ended December 31, 2003, 2004 and 2005, respectively. Unevaluated properties are assessed for impairment on an annual basis at the balance sheet date, or more often as deemed necessary based upon changes in operating or economic conditions. Upon impairment, the costs of unevaluated properties are immediately included in the amortization base. Geological and geophysical costs not associated with a specific unevaluated property are included in the amortization base as incurred.
     Sales of natural gas and oil properties, except those held for resale, of which there were none at December 31, 2004 and 2005, are accounted for as adjustments to net capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between net capitalized costs and proved reserves of natural gas and oil. All costs relating to production activities and maintenance and repairs are charged to expense when incurred.
     Other property and equipment is stated at cost and is depreciated using the straight-line method over the following estimated useful lives of the assets:

Computer equipment	5 years
Automobiles	5 years
Furniture and Fixtures	5 years
Leasehold Improvements	Life of lease
Asset Retirement Obligation
     The Company accounts for future asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS No. 143”), FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—An Interpretation of SFAS No. 143 and Staff Accounting Bulletin No. 106 (“SAB No. 106”). In general, the Company’s future asset retirement obligations relate to future costs associated with plugging and abandonment of the Company’s natural gas and oil wells, removal of equipment and facilities from leased acreage and returning such land to its original condition. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recorded in the period in which it is incurred, discounted to its present value using the Company’s credit adjusted risk-free interest rate ranging from 4.0% to 11.0%, and a corresponding amount capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted each period, and the capitalized cost is depreciated over the useful life of the related asset. Revisions to estimated retirement obligations will result in an adjustment to the related capitalized asset and corresponding liability. If the liability is settled for an amount other than the recorded amount, the difference is recorded to the full cost pool, unless significant. In accordance with SAB No. 106, undiscounted abandonment costs for future wells, net of related salvage value, are added to the capitalized costs of natural gas and oil properties for purposes of computing amortization expense. There was no material impact to the Consolidated Statement of Operations for the adoption of SFAS No. 143 and, accordingly, no cumulative impact for adoption has been presented.
Contingencies
     The Company accounts for loss contingencies in accordance with SFAS No. 5, Accounting for Contingencies. Accordingly, when management determines that it is probable that an asset has been impaired or a liability has been incurred, management records the best estimate of the loss if it can be reasonably estimated. The Company’s legal costs related to litigation are expensed as incurred.
Earnings per Common Share
     In accordance with SFAS No. 128, Earnings Per Share, the Company reports basic earnings per common share, which excludes the effect of potentially dilutive securities, and diluted earnings per common share, which includes the effect of all potentially dilutive securities unless their impact is antidilutive. The following is a reconciliation of the weighted average shares used in the basic and diluted earnings per common share computations:

	2003	2004	2005
Basic weighted average common shares	4,793,461	5,543,483	8,806,752
Effect of dilutive securities:
Stock options	709,294	76,260	—
Warrants	100,102	101,999	—

Diluted weighted average common share	5,602,857	5,721,742	8,806,752

     For 2005, there were 773,842 stock options that were antidilutive and excluded from the calculations above. For 2005, there were warrants covering 106,371 shares of common stock exercised in January 2005 with none outstanding as of December 31, 2005, that would have been antidilutive and were excluded from the calculations above.
Segment Reporting
     In accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, management evaluated how the Company is organized and managed, and identified only one operating segment, which is the exploration for and production of natural gas and oil. All of the Company’s assets are located in the United States of America, and all revenues are attributable to United States customers.
Derivative Instruments
     The Company utilizes swaps, swaptions and collars to reduce its exposure to unfavorable changes in natural gas and oil prices. The Company also utilizes interest rate swaps to reduce its exposure to unfavorable changes in interest rates related to its long-term debt. The Company recognizes all derivative instruments on the consolidated balance sheet as either an asset or liability based on fair value and recognizes subsequent changes in fair value in earnings since they do not meet the requirements for hedge accounting, as required by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, The fair value of the derivative instruments are confirmed monthly by the counterparties to the agreement.
     Changes in the fair value of commodity derivatives are recognized monthly as gains and losses and are set out in a separate revenue line, and changes in the fair value of interest derivatives are recognized monthly as gains and losses in a separate line in other income (expense) in the Company’s accompanying consolidated statement of operations. Settlements of derivatives are included in cash flows from operating activities. Based upon the credit ratings of the counterparties, management believes that credit and performance risk with its counterparties is minimal. In June 2003, the Company terminated its outstanding derivative contracts in conjunction with the extinguishment of debt discussed in Note 9. The Company recognized a loss on that termination of $1,806 for the year ended December 31, 2003, which is included as part of the commodity price risk management activities in the consolidated statement of operations.
Debt Issuance Costs
     Debt issuance costs are capitalized and amortized over the term of the related debt using the effective interest method. Accumulated amortization at December 31, 2004 and 2005, was $601 and $814, respectively. Amortization of deferred financing costs charged to operations was $222, $427 and $356 for the years ended December 31, 2003, 2004 and 2005, respectively. When the related debt was extinguished as defined by SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, unamortized financing costs were removed from the related accounts and charged to operations. The Company expensed unamortized debt issuance costs of $414 in 2005 relating to the redemption of the Mandatorily Redeemable Preferred Units and $255 in 2004 relating to the extinguishment of the loan from another prior lender (See Note 9).
Income Taxes
     Prior to September 23, 2005, the Company had elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company did not pay federal or state corporate income tax on its taxable income. Instead, the stockholders were liable for individual federal and state income taxes on the Company’s taxable income. Accordingly, there was no provision for federal or state income tax in the accompanying consolidated financial statements prior to September 23, 2005.

     Subsequent to the reorganization on September 23, 2005, income taxes are accounted for using the liability method, as prescribed by SFAS No. 109, Accounting for Income Taxes, under which deferred income taxes are recognized for the future tax effects of temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities using the enacted statutory tax rates in effect at year-end. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from the estimates used. Estimates and assumptions are periodically reviewed and the effects of the revisions are reflected in the consolidated financial statements in the period they are determined to be necessary. Significant estimates include natural gas and oil reserves and related depletion and amortization, impairment of gas and oil properties, severance taxes receivable, estimates of asset retirement obligations, fair value of financial derivative instruments, estimates made in the calculation of income taxes, stock compensation and accruals related to natural gas and oil production and revenues, capital expenditures and lease operating expense.
Revenue Recognition
     Natural gas and oil revenues are recognized when the products are sold and delivery to the purchaser has occurred. Any amounts due from purchasers of natural gas and oil are included in accounts receivable in the accompanying consolidated balance sheet.
     At times the Company may sell more or less than its entitled share of gas production. When this happens, the Company uses the entitlement method of accounting for gas sales, based on its net revenue interest in production. Accordingly, revenue would be deferred for gas deliveries in excess of its net revenue interest, while revenue would be accrued for any undelivered volumes. At December 31, 2003, 2004 and 2005, the Company had no production imbalances, and at December 31, 2005, the Company’s aggregate pipeline imbalance liability was $231, which is included in royalties and revenues payable in the accompanying consolidated balance sheet.
Fair Value of Financial Instruments
     The following methods and assumptions were used to estimate the fair value of each class of financial instruments and does not purport to represent the aggregate net fair value of the Company.
     Derivative Instruments. Derivative instruments are recorded at their estimated fair values based on current natural gas and oil prices and interest rates.
     Mandatorily Redeemable Preferred Units. The Mandatorily Redeemable Preferred Units were recorded at their estimated fair value. The estimated fair value was determined using yield analysis and a retrospective valuation performed by a third party.
     Revolving Line of Credit. The revolving line of credit approximates its fair value due to its variable LIBOR-based interest rate.

	2004		2005
		Carrying		Carrying
	Fair Value	Amount	Fair Value	Amount
Financial assets:
Derivative instruments	$159	$159	$1,218	$1,218
Financial liabilities:
Mandatorily redeemable preferred units	24,918	20,546	—	—
Revolving line of credit	21,800	21,800	10,100	10,100
Derivative instruments	2,781	2,781	9,096	9,096

     Due to their short-term maturity, the fair values of cash and cash equivalents, accounts receivable and accounts payable approximate their carrying value at December 31, 2004 and 2005.
New Accounting Pronouncements
     In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”). This new standard replaces Accounting Principles Bulletin (“APB”) Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle to be applied retrospectively with all prior period financial statements presented on a new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of the provisions of SFAS No. 154 will not have a material impact on its results of operations, financial positions or liquidity.
     In December 2004, FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which requires that compensation related to all stock-based awards, including stock options, be recognized in the financial statements. This pronouncement replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), and is effective beginning January 1, 2006. The Company previously recorded stock compensation pursuant to the intrinsic value method under APB No. 25, whereby no compensation was recognized for stock option awards as long as the exercise price equaled or exceeded the stock price on the date of grant. The Company recognized stock compensation expense for awards whereby the exercise price was less than the estimated stock price at the date of grant. For the pro forma effect of recording compensation for all stock awards at fair value, utilizing the Black-Scholes method, see Note 3.
     The Company adopted SFAS No. 123(R) on January 1, 2006 using the modified prospective application method described in the statement. Under the modified prospective application method, the Company applies the standard to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the unvested portion of awards outstanding as of the required effective date will be recognized as compensation expense as the requisite service is rendered after the required effective date. SFAS No. 123(R) allows for the use of Black-Scholes or a lattice option-pricing model to value the options for determining compensation cost. The Company has chosen to use the Black-Scholes option-pricing model. Adoption of this statement will result in the Company recognizing compensation costs of approximately $1.6 million in 2006 related to unvested stock options granted prior to January 1, 2006.
     In December 2004, the Financial Accounting Standards Board issued SFAS No. 153, Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29 (“SFAS No. 153”), which provides that all nonmonetary asset exchanges that have commercial substance must be measured based on the fair value of the assets exchanged, and any resulting gain or loss recorded. An exchange is defined as having commercial substance if it results in a significant change in expected future cash flows. Exchanges of operating interests by oil and gas producing companies to form a joint venture continue to be exempted. APB Opinion No. 29 previously exempted all exchanges of similar productive assets from fair value accounting, therefore resulting in no gain or loss recorded for such exchanges. The Company must implement SFAS No. 153 for any nonmonetary asset exchanges occurring on or after January 1, 2006. This change in accounting is currently not expected to have a significant effect on the reported financial position or statement of operations of the Company.
NOTE 2. REORGANIZATION
     Stroud was incorporated on July 18, 2005 in the state of Delaware to effect a reorganization of ownership of two partnerships (SE and Stroud Energy Management, Ltd.) and an S-corporation (SOP) in anticipation of a private equity offering (the “Reorganization”). The Reorganization took place on September 23, 2005, immediately after which the private equity offering closed. Stroud Energy Management, Ltd. was converted to a limited liability company (“SEM”), and SOP was merged with and into a newly formed limited partnership, SOPLP. All subsidiaries are now consolidated and are directly or indirectly owned 100% by Stroud.
     Prior to the Reorganization, SE was partly owned by others. This ownership was historically presented as minority interest.

     On September 23, 2005, Stroud issued 8,022,761 shares of common stock to the owners of 100% of the various interests in the two partnerships and SOP.

	Common Stock		Paid-in
	Shares	Amount	Capital
Retirement of SOP common shares at par value	(6,118,783)	$(6)	$6

Issuance of new Stroud shares:
To previous majority stockholders(a)	4,923,284	$5	$(5)
To previous minority stockholders	3,099,477	$3	$49,589

Total	8,022,761	$8	$49,584

(a)	SOP shares were exchanged for new shares in Stroud in the Reorganization. The number of new shares issued to previous majority stockholders shown above reflects an approximate 19.5% dilution to satisfy their proportionate share of the Promote Interest in the SE partnership agreement (See Note 12). The overall satisfaction of the Promote Interest resulted in the issuance of 1,142,044 unrestricted and 641,253 restricted shares to management and employees and the reservation of an additional 160,608 shares for future designation to members of management.
     The issuance of shares to the previous minority owners has been accounted for as a purchase, recorded at the value of the shares issued. The value used for the shares issued was $16 per share, based on the price for which new shares were sold to third parties in the private equity offering. Accordingly, the purchase value for the shares issued to the previous minority owners of $49,592 was reduced by the outstanding minority interest of $15,548 and then tax-effected to $44,626, which has been allocated to the fair value of the assets acquired and liabilities assumed, with natural gas and oil properties, net, being increased by $44,626 and recognition of deferred tax liabilities of $10,582. The increase to natural gas and oil properties was allocated as follows:

Increase in gross value of natural gas and oil properties
Properties being amortized	$14,584
Unevaluated properties excluded from amortization	9,054
Accumulated depreciation, depletion and amortization	20,988

$44,626

     The adjustment of $20,988 to accumulated depreciation, depletion and amortization, above, represents the percentage of the total accumulated depreciation, depletion and amortization attributable to the minority interest purchased.
     During 2005, the Company repurchased 2,595 shares of its stock for $28. In conjunction with the Reorganization, these shares held in treasury were cancelled.
     Following the Reorganization, Stroud completed the sale of 6,064,359 newly-issued shares of stock to new investors for cash on September 23, 2005 in a private equity offering. Gross proceeds were $97,030, and expenses were $8,451 resulting in net proceeds of $88,579. On October 18, 2005, Stroud sold an additional 185,641 shares of stock to new investors for cash in the completion of the over-allotment in the private equity offering. Gross proceeds were $2,970, and expenses were $355 resulting in net proceeds of $2,615. Net proceeds were used to repurchase the Mandatorily Redeemable Preferred Units from EnCap Partners for $27,270 on September 23, 2005, pay down approximately $54,500 of the Company’s bank debt, and for working capital. The repurchase of the Mandatorily Redeemable Preferred Units resulted in a loss of $6,241 which is reflected in the consolidated statement of operations as loss on repurchase of mandatorily redeemable preferred units. As a result of the purchase of the Mandatorily Redeemable Preferred Units and the Reorganization during the third quarter of 2005, all of EnCap’s governance rights were terminated by amendment of the subsidiary partnership agreement, converting EnCap to a common stock owner of Stroud with no special rights or privileges.

     As a result of the Reorganization and the successful completion of the private equity offering and in satisfaction of the distribution of Promote Interest required by the SE partnership agreement (See Note 12), Stroud issued restricted and unrestricted shares to management and employees as follows:

			Additional		Stock
		Common Stock	Paid-in	Unearned	Compensation
Shares		$.001 par	Capital	Compensation	Expense
641,253	restricted shares (see Note 3)	$1	$10,259	$(10,260)	$—
1,142,044	unrestricted shares	1	18,272	—	(18,273)

1,783,297	shares	$2	$28,531	$(10,260)	$(18,273)

     The restricted shares vest over a three-year period. For the period from September 23, 2005 through December 31, 2005, the Company recognized $1,707 of stock compensation expense for the restricted shares. The Company also collected notes receivable from stockholders and employees of $27.
     Prior to the Reorganization, SOP was a subchapter “S” corporation formed under the laws of Oklahoma. SE and SEM were consolidated subsidiaries of SOP. SOP was the general partner (“GP”) of SEM. SE was the primary business entity and was the owner and operator of the natural gas and oil properties.
     SEM was formed in 2004 and served as the GP of SE. SEM’s ownership interest was 0.90% of SE. SEM was the holding company which was 96% owned by SOP with the remainder owned by the senior management of SOP.
     SE was formed in 2001 with the contribution of natural gas and oil properties from SOP and others in connection with the beginning of its activities in the Austin Chalk area in the Central Gulf Coast of Texas. In exchange for its contribution, SOP received a 74% limited partner interest and a wholly-owned subsidiary received a 1% general partner interest. In 2001, subsequent to the formation, SOP sold 7.03% of its limited partner interest to other minority owners. The level of drilling activity in the Austin Chalk in 2001, 2002 and early 2003 created a high degree of leverage for SOP. In May 2003, SE redeemed two additional limited partners who held approximately 1.85% partnership interests for approximately $237. In September 2003, SE redeemed an additional 2.22% limited partnership interest for approximately $775. Each of these redemptions, at the time of each respective redemption, resulted in an increase in the ownership of the remaining partners, including SOP. In January 2004, EnCap Energy Capital Fund IV, L.P. and EnCap IV-B Acquisitions, L.P. (the “EnCap Partners”) made an investment in SE, diluting all of the partners, including SOP (See Note 11). The ownership of SE at December 31, 2003 and 2004 reflective of the above transactions is set out below:

	2003	2004
SOP	95.83%	60.50%
SEM	—	0.90
EnCap Partners	—	36.95
Others	4.17	1.65

Total	100.00%	100.00%

     In 2004 management concluded that SE was a variable interest entity that required consolidation in accordance with FASB Interpretation No. 46, Consolidation of Variable Interest Entities. Following the Reorganization, the Company owns 100% of SE and consolidates SE pursuant to SFAS No. 94 Consolidation of All Majority-Owned Subsidiaries.
     Additionally, in 2003 and 2004 sales of ownership interests of SE were accounted for as capital transactions pursuant to the Securities and Exchange Commission’s Staff Accounting Bulletin No. 51, Accounting for Sales of Stock by a Subsidiary.

NOTE 3. STOCK BASED COMPENSATION
Issuance of Shares
     During 2003, the Company issued 1,362,527 unrestricted shares to existing stockholders and members of management for prices varying from $0.00 to $1.54 per share with an estimated fair value of $2.50 per share. The excess of fair value over the issue price was recorded as stock compensation expense ($1,397).
     During 2004, the Company issued 410,575 unrestricted shares to existing stockholders and members of management at a price of $7.71 per share with a fair value of $9.37 per share. The excess of fair value over issue price is recorded as stock compensation expense ($685).
     During 2005, as part of the Reorganization (see Note 2), in partial settlement of the Promote Interest (see Note 12), the Company issued 1,142,044 unrestricted shares to existing members of management and employees at a price of $0.00 per share with a fair value of $16.00 per share. The excess of fair value over issue price is recorded as stock compensation expense ($18,273).
     On October 26, 2005, the Company granted 9,375 common shares (1,875 shares each) to Stroud’s five non-employee directors under the Stroud Incentive Plan. The shares were granted when the estimated fair value of the stock was $16.00 and was recorded as stock compensation expense ($150).
Incentive Plan
     In 2001, SOP established the 2001 Stock Incentive Plan (the “SOP Incentive Plan”), whereby, at the discretion of the Board of Directors, incentive stock options, restricted stock purchase rights or stock appreciation rights could be granted to employees, officers, directors, consultants and advisors of the Company. The Company has reserved 830,493 shares of its common stock as the maximum number of shares designated for issuance under the Incentive Plan as restricted stock or through stock options.
     In 2003, the Company granted options for 51,906 shares with an exercise price of $1.54 per share under the SOP Incentive Plan, when the estimated fair value of the stock was $2.50 per share. The options had a vesting period of five years and a term of ten years. The Company recorded approximately $4 and $30 of stock compensation expense in 2003 and 2004, respectively, for these options and, in connection with the Reorganization, the Company expensed the remaining $16 in 2005.
     Effective as of September 23, 2005, the Board of Directors approved and adopted the Stroud Energy, Inc. 2005 Stock Incentive Plan (the “Stroud Incentive Plan”), which is an amendment and restatement of the SOP Incentive Plan. Under the Stroud Incentive Plan, the Board of Directors may grant incentive stock options, stock awards, restricted stock, restricted stock units, performance awards and other incentive awards to employees, directors, and other service providers of the Company. The Company has reserved 1,500,000 shares of its common stock as the maximum number of shares designated for issuance under the Stroud Incentive Plan as awards under the Stroud Incentive Plan. Under the Stroud Incentive Plan, options generally become exercisable over a three-year vesting period with the specific terms of vesting determined by the board of directors at the time of grant. The options expire over terms not to exceed ten years from the date of grant. The options are granted at the fair market value at the time of grant. These plans are administered by the Compensation Committee of Stroud’s Board of Directors.
Restricted Stock Plan
     Effective as of September 23, 2005, the Board of Directors approved and adopted the Stroud Energy, Inc. Restricted Stock Plan (the “Restricted Stock Plan”). Under this plan, the Board of Directors may grant restricted stock to senior management and other employees. The number of shares available for grant under the plan is 801,861 shares of common stock plus any shares of common stock that become available under the plan due to cancellation, forfeiture or termination, plus any shares of common stock that are used to pay withholding taxes upon vesting or payment of an award.
     In connection with the Company’s Reorganization and private equity offering, 575,253 restricted shares of common stock were issued to senior management in exchange for the Class B Partnership Interests in SEM. In addition, 66,000 restricted shares of common stock were issued to other employees in partial settlement of the Promote Interest (see Note 12). Pursuant to the Restricted Stock Plan, these shares of restricted stock vest over a three year period from the date of issuance. Upon issuance of the 641,253 shares of restricted stock pursuant to the Restricted Stock Plan, the Company recorded deferred compensation expense of $10,260, the market value of the shares on the grant dates as a reduction to stockholders’ equity. This expense will be amortized over the applicable three year vesting period. The compensation expense recorded with respect to the restricted stock for the year ended December 31, 2005, was $1,707.

     SFAS No. 123, encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair-value. For the years through 2005, the Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB No. 25, and the related interpretations in accounting for the Stroud Incentive Plan and the Restricted Stock Plan. Accordingly, compensation costs for stock options and other stock-based awards are measured as the excess, if any, of the estimated market price of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the stock. The following is the pro forma effect of recording stock-based compensation at the estimated fair value of awards on the grant date if the Company had applied the fair value provisions of SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transaction and Disclosure:

	2003	2004	2005
	(in thousands, except per share data)
Net income (loss) as reported	$43,934	$1,452	$(31,574)
Add stock-based compensation expense included in the income statement	1,401	715	20,146
Deduct stock-based employee compensation expense determined under fair value method for all awards	(1,413)	(772)	(20,675)

Pro forma net income (loss)	$43,922	$1,395	$(32,103)

Earnings (loss) per common share:
Basic—as reported	$9.17	$0.26	$(3.59)
Basic—pro forma	9.16	0.25	(3.65)
Diluted—as reported	7.84	0.25	(3.59)
Diluted—pro forma	7.84	0.24	(3.65)
     The weighted average fair value of options granted using the Black-Scholes option-pricing model and the weighted average assumptions used in determining these fair values are as follows:

	2003	2004	2005
	(in thousands, except per share data)
Weighted average fair value of options granted	$0.12	$0.38	$4.50
Risk-free interest rate	2.74%	3.56%	4.07%
Expected life	4 years	4 years	4 years
Expected volatility	—	—	27%
Dividend yield	—	—	—

     Summarized information about the Company’s stock options follows:

	2003		2004		2005
		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at beginning of year	347,769	$0.39	786,373	$0.58	85,647	$0.74
Granted	524,249	$0.67	—	$—	730,000	$16.00
Exercised	—	$—	(2,593)	$0.39	(1,391)	$0.48
Forfeited	(85,645)	$0.39	(7,786)	$0.39	(29,414)	$0.39

Cancelled(1)(2)	—	$—	(690,347)	$0.56	(11,000)	$1.15

Outstanding at end of year	786,373	$0.58	85,647	$0.74	773,842	$15.16

Exercisable at year-end	—		864	$0.39	7,655	$0.48

(1)	2004 cancellations represent options that senior management surrendered in connection with the creation of Stroud Energy Management, Ltd. in 2004.

(2)	2005 cancellations represent the dilutive effect on then-existing options of the issuance of shares under the Reorganization in 2005. Options existing under the SOP Incentive Plan at September 23, 2005 were converted to options under the Stroud Incentive Plan, keeping their original vesting period, term and cost of exercise.
     As of December 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted		Number of
	Number of	Average		Options
Exercise	Options Outstanding	Remaining Life	Weighted Average	Exercisable	Weighted Average
Price	at 12/31/05	(Years)	Exercise Price	at 12/31/05	Exercise Price
$ 0.48	22,965	3.73	$0.48	7,655	$0.48
$ 1.92	20,877	3.73	$1.92	—	—
$16.00	730,000	3.73	$16.00	—	—

	773,842	3.73	$15.16	7,655	$0.48

     During 2003 the Company granted options with a weighted average grant-date fair value of $1.90, all at option prices below fair value. During 2005 the Company granted options with a weighted average grant-date fair market value of $4.50, all at option prices representing fair market value.
NOTE 4. SEVERANCE TAX RECEIVABLE
     Severance tax receivable represents the payment of severance taxes on certain Texas wells that have qualified for a tax rate deduction or complete abatement, based on the cost of the well. The duration of such abatement or reduction on each well will be the lesser of ten years or until taxes that would have been paid at the statutory rate have equaled a statutorily deferred portion of the costs to drill the applicable well. In anticipation of the reduced rate to be realized on each well that qualifies, the Company has recorded severance tax expense at the applicable reduced rate and established a receivable for the excess paid. The state’s program currently generally allows the collection of a maximum of $250 per well as a cash refund, with the excess required to be collected as credits against severance or other taxes owed. Because the Company’s Texas production is almost all from wells that were drilled by the Company and that qualify for some reduction or complete abatement, the Company has current and long-term receivables aggregating $2,560 and $3,207 at December 31, 2004 and 2005, respectively. The portion carried as current is expected to be realized within one year.

NOTE 5. PROPERTY AND EQUIPMENT
     At December 31, 2004 and 2005, property and equipment consisted of the following:

	2004	2005
	(in thousands)
Natural gas and oil properties:
Properties being amortized	$125,260	$243,310
Unevaluated properties excluded from amortization	3,063	13,070

Total	128,323	256,380
Accumulated depreciation, depletion and amortization	(42,495)	(41,260)

Net natural gas and oil properties	85,828	215,120

Other	626	778
Accumulated depreciation, depletion and amortization	(340)	(315)

Net other	286	463

	$86,114	$215,583

     At December 31, 2004 and 2005, unevaluated property acquisition costs of $3,063 and $13,070, respectively, were excluded from the amortization base, of which $3,063 and $12,429 were incurred during the years ended December 31, 2004 and 2005, respectively. In connection with the Reorganization, $9,054 of the 2005 unevaluated property additions were associated with the purchase of minority interests (see Note 2). Costs excluded from amortization are expected to be evaluated within three years.
NOTE 6. DAN HUGHES ACQUISITION
     During May, 2005, the Company entered into a purchase and sale agreement with multiple parties to acquire their interests in certain natural gas and oil properties located in North Texas, all tangible personal property, equipment and water wells used in connection with operating the properties, and a gathering system for approximately $29,600, subject to normal closing adjustments. The transaction had an effective date of March 1, 2005 and was closed on July 27, 2005 with the Company paying an additional $5,620 in closing adjustments. This acquisition was recorded using the purchase method of accounting, and the results of operations from July 27, 2005 are included in the consolidated financial statements. The entire purchase price of $35,220 was allocated to proved natural gas properties.
     The following presents the unaudited pro forma results of operations for the twelve months ended December 31, 2004 and 2005, as if the acquisition had occurred at January 1, 2004. The pro forma data are not necessarily indicative of the financial results that would have been attained had the transactions occurred at the beginning of each period and should not be viewed as indicative of future operations.

	Year Ended December 31,
	2004	2005
Revenues—pro forma	$46,830	$58,669
Net income (loss)—pro forma	$1,335	$(31,625)
Earnings (loss) per common share:
Basic—pro forma	$0.24	$(3.59)
Diluted—pro forma	$0.23	$(3.59)
Weighted average shares outstanding:
Basic—pro forma	5,543,483	8,806,752
Diluted—pro forma	5,721,742	8,806,752

NOTE 7. ASSET RETIREMENT OBLIGATION
     The Company’s asset retirement obligation represents the present value of the estimated cost to plug, abandon and remediate its producing properties at the end of their productive lives. The asset retirement obligation was determined by calculating the present value of estimated cash flows related to the liability. Upon the adoption of SFAS No. 143 on January 1, 2003, the Company recorded a long-term liability for asset retirement obligations of $199, an increase in property cost of $190, an addition to accumulated depreciation, depletion and amortization of $3, and an immaterial charge representing the cumulative effect of accounting change in the consolidated statement of operations of approximately $12 which has been reflected in costs and expenses in the accompanying consolidated financial statements.
     The following is a reconciliation of the asset retirement obligation for the year ended December 31, 2004 and 2005:

	2004	2005
	(in thousands)
Asset retirement obligation, January 1	$340	$676
Liabilities incurred on wells drilled and wells acquired	244	398
Accretion of discount	37	66
Liabilities settled	—	(95)
Revisions in estimated cash flows	55	302

Asset retirement obligation, December 31	$676	$1,347

NOTE 8. ACCRUED LIABILITIES
     Accrued liabilities consist of the following (in thousands):

	At December 31,
	2004	2005
Capital expenditures	$642	$8,748
Lease operating	26	768
Accounting and legal	41	371
Other property and equipment	—	185
Derivative settlement	—	194
Bonus and vacation	300	104
Current portion of asset retirement obligation	—	119
Other	41	28

Totals	$1,050	$10,517

NOTE 9. LONG-TERM DEBT
     At December 31, 2004 and 2005, long-term debt consisted of the following:

	2004	2005
Borrowings under a revolving line of credit	$21,800	$10,100

	$21,800	$10,100

Revolving Line of Credit
     The line of credit was entered into in June 2003 and was amended in the third quarter of 2005. The line of credit is collateralized by all of the natural gas and oil properties of the Company. As of December 31, 2004 and 2005, the borrowing base was $30,000 and $72,000, respectively. On March 2, 2006, the Company entered into an amended and restated line of credit with an initial conforming borrowing base of $134,000 and a borrowing base of $147,000. The borrowing base under this credit facility is subject to redetermination twice a year on April 1 and October 1. The Company has the option of selecting interest rates for portions of debt, either a base reference rate (the higher of the agent bank’s reference rate or 0.5% above the federal funds rate) plus 0.0% to 1.0% or the London Interbank Offered Rate (“LIBOR”) plus 1.25% to 2.5%, depending on leverage. Interest is paid not less than quarterly. The line of credit matures on September 23, 2009. Amounts available to be borrowed at December 31, 2004 and 2005 were $8,200 and $61,900, respectively. The Company pays a quarterly commitment fee, which varies from 0.25% to 0.50% per annum, based on the unused portion of the borrowing base. Outstanding debt carried a weighted average interest rate of 4.25% and 6.63% at December 31, 2004 and 2005, respectively.
Debt Extinguishment (2003)
     At December 31, 2002, SE had approximately $64,000 outstanding under a credit facility entered into in May 2001. This agreement was a mezzanine facility that required a collateral cash account, carried an interest rate of 11% and required SE to convey a warrant for 35% of SE’s limited partnership interest, plus a 5% ORRI on all of SE’s natural gas and oil properties, proportionately reduced for SE’s ownership. The credit facility had a maturity of June 2006. The warrant had an exercise price of $100 and was exercisable upon default, sale of SE or within 30 days after the repayment of the credit facility. The ORRI, valued initially at approximately $219, and the warrant, valued initially at approximately $557, were recorded as debt discount, which was amortized as additional interest expense over the expected term of the loan.
     SE made draws under this agreement that reached a maximum of approximately $70,000 during the period from May 2001 through April 2003 as SE drilling activity increased. In March, 2003, the lender sold its energy portfolio, including SE’s credit facility, warrant and ORRI to an assignee. In June, 2003, the Company agreed to purchase this note, warrant and ORRI for a cash payment of $38,228. SE funded this payment through a new line of credit ($30,000), a subordinated note ($6,000) and the sale of Company stock ($2,000). In connection with this repurchase, the Company recognized a debt extinguishment gain of $36,330, net of the write-off of the debt discount of approximately $455, a decrease in equity and minority interest of $4,210 for the repurchase of the warrant and an increase to the full cost pool of approximately $1,447 for the purchase of the ORRI. SE also unwound commodity derivatives with the prior lender, recognizing a loss of $1,806. The amount of the consideration allocated to the retirement of the debt, the purchase of the warrant and the ORRI was based on the relative fair value of each instrument at the date of extinguishment.
Debt Extinguishment (2004)
     In June, 2003, the Company executed a revolving credit agreement and a subordinated note, drawing $30,000 and $6,000, respectively, to refinance the debt discussed above. In January 2004, upon receipt of a $27,000 capital contribution from the EnCap Partners (See Note 11), the Company terminated and repaid in full the subordinated note.
     A loss on debt extinguishment of $1,258 was recorded and included the write-off of the debt discount and debt issuance costs related to the subordinated note.
Covenants and Restrictions
     The revolving credit agreement contains financial covenants that apply to SE, specifically a required current ratio and a maximum leverage ratio. In addition, the agreement restricts the payment of dividends. At December 31, 2004 and 2005, SE was in compliance with all covenants.
     In addition, the revolving credit agreement provides that an event of default occurs if there is a material adverse change in the operations, business, properties or financial condition of SE, a material impairment of the ability of SE to perform under any loan document and to avoid any default, a material adverse effect upon the legality, validity, binding effect or enforceability against SE of any loan document or if certain other events occur. As stated above, SE is in compliance with all financial covenants at December 31, 2005 and it believes that no event of default has occurred. Accordingly, the outstanding debt balance has been classified as a long-term liability in the accompanying consolidated balance sheet.

NOTE 10. RELATED PARTY TRANSACTIONS
     From time to time, certain significant stockholders of the Company, including certain of its directors, have extended loans to the Company. In 2002, a former director loaned the Company $225. In July, 2003 director Christopher A. Wright and others advanced a total of $400 to the Company for its use in repaying an obligation owed to SE. Mr. Wright then owned over 5% of the Company common stock and was a limited partner in SE. The obligation was due December 31, 2007 and had an interest rate of prime plus 1%. Also in July 2003 SOP transferred its operating assets to SE. In connection with this transfer, SE assumed the foregoing obligations. SE discharged these obligations in January 2004, paying the principal of $625 and related interest of $28.
     In 2003, Mr. Wright and others provided personal guarantees of limited amounts totaling $8,000 of SE’s indebtedness. Each guarantor secured his or its guaranty with a pledge of certain assets. At the lenders’ request, the guarantors also agreed to hold SE harmless from losses in excess of $2,000 in litigation pending against SE and the Company. The limited guarantees were released in January 2004, but the obligation to hold SE harmless for litigation losses in excess of $2,000 remained.
     In 2004, SOP filed suit against and was countersued by a former operating partner for breach of contract under a joint development agreement. In October 2004, this litigation was settled (See Note 12). To fund the obligation to hold SE harmless, certain existing stockholders and a new stockholder invested a total of $4,600 through the purchase of 596,917 shares of the Company. In connection with the issuance of these shares to persons who were then directors, the Company also recognized $685 of stock compensation expense.
     On January 12, 2004, the Company loaned approximately $40 to certain members of management. These non-recourse notes had interest rates of 5.01 % per annum and were scheduled to mature on January 12, 2014. The loans were made to finance the purchase of limited partnership interests in SEM. These notes were paid in full at the time of the Reorganization.
     At December 31, 2005, no related party notes payable or receivable were outstanding.
NOTE 11. UNITS SUBJECT TO MANDATORY REDEMPTION AND MINORITY INTEREST
     Effective January 1, 2004, EnCap Partners advanced $27,000 to SE in exchange for 270,000 of mandatorily redeemable preferred partnership units of SE (the “Preferred Units”) and 369,460 common limited partnership units, representing 36.946% of the ownership of SE. SE paid $1,718 as placement fees and reimbursement of expenses. This amount was allocated to the purchase of the common limited partnership units ($1,161) and as a debt discount against the value of the Preferred Units ($557). The discount has been amortized using the effective interest method. In connection with this transaction, the Company contributed its general partner interest in SE to SEM, which contributed an additional $40 to SE. In addition, 1.018% of interests of two SE limited partners were partially redeemed for $350. The resulting ownership of SE common units subsequent to these transactions was as follows:

SEM	common general partnership interest	0.90%
Stroud Oil	common limited partnership interest	60.50%
EnCap Partners	common limited partnership interests	36.95%
Other limited partners	common limited partnership interests	1.65%
     The interests of SE not owned by the Company or SEM gave rise to the minority interest in the consolidated financial statements of the Company. As a result of the Reorganization, 100% of SE was owned by the Company, eliminating the minority interest in the consolidated financial statements at December 31, 2005 (see Note 2).
     As prescribed under SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company recorded the Preferred Units as a liability at its estimated fair value. The Company recorded the Preferred Units at an amount of $19,480, such amount representing their estimated fair value as determined by the Company, using yield analysis and a retrospective valuation performed by an independent third party. The balance of the $27,000 investment, less the fees and expenses allocated to the common limited partnership units was recorded as contributed capital by SE representing the purchase by the EnCap Partners of its 36.9% ownership interest in SE.
     As a result of this transaction, the Company recorded a loss in 2004 of approximately $7,149 through its equity accounts. This amount represented the difference between its carrying value of SE and the estimated $7,520 purchase price (before $1,160 of related expenses) paid by EnCap for its interest. The common units purchased by the EnCap Partners diluted the Company interests from 95.8% to 61.4%, including its GP interest. The difference between the redemption amount of $27,000 and the estimated fair value of $19,480 was to be accreted over the five year term of the Preferred Units as additional interest expense.

     Following the Reorganization, Stroud completed the sale of shares of stock to new investors for cash on September 23, 2005 in a private equity offering, with the remaining over allotment stock sale closing on October 18, 2005, resulting in net proceeds of $91,194. A portion of these net proceeds were used to repurchase the Preferred Units from EnCap Partners for $27,270. The repurchase of the Preferred Units resulted in a loss of $6,241 which is reflected in the consolidated statement of operations as loss on repurchase of mandatorily redeemable preferred units. As a result of the purchase of the Preferred Units and the Reorganization during the third quarter of 2005, all of EnCap’s governance rights were terminated by amendment of the subsidiary partnership agreement, converting EnCap to a common stock owner of Stroud with no special rights or privileges.
NOTE 12. COMMITMENTS AND CONTINGENCIES
Leases
     The Company leases corporate office facilities and office machinery under operating lease agreements expiring at various times through 2011. The Company has entered into a sublease agreement for a portion of its office space, which also expires in July 2011.
     Minimum annual rental commitments under noncancellable agreements at December 31, 2005 follow:

Minimum
Year Ending December 31,	Lease
2006	$166
2007	275
2008	278
2009	285
2010	293
Remaining	122

$1,419

     Rental expense included in general and administrative expense was approximately $197, $188 and $272 for the years ended December 31, 2003, 2004 and 2005, respectively.

Derivatives
     The Company has the following open natural gas commodity derivatives in place as of December 31, 2005:

		Floor Price	Ceiling				Fair Value
		Fixed Price	Price	Start	Maturity	Total Volume	Of Net
Type	Base	(Mmbtu)	(Mmbtu)	Date	Date	(Mmbtu)	(Asset) Liability
Collar	Houston Ship Channel	6.83	10.50	1/1/06	3/31/06	457	$105
Collar	Houston Ship Channel	6.00	8.09	4/1/06	6/30/06	402	687
Collar	Houston Ship Channel	6.00	8.32	7/1/06	9/30/06	543	1,195
Collar	Houston Ship Channel	6.04	8.75	10/1/06	12/31/06	508	957
Collar	Houston Ship Channel	6.31	9.27	1/1/07	3/31/07	479	1,119
Collar	Houston Ship Channel	7.00	15.47	1/1/06	3/31/06	299	(26)
Collar	Houston Ship Channel	7.00	10.46	4/1/06	6/30/06	250	119
Collar	Houston Ship Channel	7.00	10.63	7/1/06	9/30/06	214	197
Collar	Houston Ship Channel	7.00	11.71	10/1/06	12/31/06	190	110
Collar	Houston Ship Channel	7.00	13.63	1/1/07	3/31/07	171	119
Collar	Houston Ship Channel	7.00	8.26	4/1/07	6/30/07	608	723
Collar	Houston Ship Channel	7.00	8.33	7/1/07	8/31/07	386	552
Swap	Houston Ship Channel	4.75	—	9/30/05	6/30/06	362	1,604
Collar	NGPL Mid-Continent	7.00	12.30	1/1/06	3/31/06	136	9
Collar	NGPL Mid-Continent	7.00	10.58	4/1/06	6/30/06	126	47
Collar	NGPL Mid-Continent	7.00	10.60	7/1/06	9/30/06	117	73
Collar	NGPL Mid-Continent	7.00	10.90	10/1/06	12/31/06	108	96
Collar	NGPL Mid-Continent	7.00	11.35	1/1/07	3/31/07	102	138
Collar	NGPL Mid-Continent	7.00	9.80	4/1/07	6/30/07	97	28
Collar	NGPL Mid-Continent	7.00	9.90	7/1/07	8/31/07	62	26

						5,617	$7,878

     Both the Houston Ship Channel and NGPL Mid-Continent bases are determined using Inside FERC, first of the month pricing.
Promote Interest
     Concurrent with the EnCap investment in January 2004, SEM was established as a vehicle to facilitate participating ownership by certain members of management of the Company in the growth in value of SE beyond a threshold amount. The SE and SEM agreements contemplated various possible transactions that could have resulted in the sale of substantially all of the assets of SE assets or the entire partnership, including the sale of equity in the partnership by others, which would include sale of shares in a private placement or in an initial public offering. The mechanism for sharing the capital proceeds between EnCap, the Company and the other owners of SE with management (the “Promote Interest”) had a series of required rates of return with succeedingly larger participation by management upon the achievement of stipulated higher rates of return, with the final marginal participation being at 26%. The ultimate outcome of the Promote Interest was calculated using the equity value achieved in the Company’s private offering concluded in October 2005. The Promote Interest was paid out in the form of 1,142,044 unrestricted shares and 641,253 restricted shares, with an additional 160,608 restricted shares that are reserved for future issuance (See Notes 2 and 3).
Litigation
     In 2001, SOP filed suit against a former operating partner for breach of contract under a joint development agreement. The former operating partner filed a counter-suit claiming damages under the terminated agreement. On October 8, 2004, the suit was settled in favor of the operating partner. SOP was required to pay approximately $6,000 to the former operating partner in settlement of all outstanding claims. SE, pursuant to agreements with EnCap, and its lenders, paid $2,000 of the settlement, inclusive of legal fees, and SOP agreed to bear the amount of the lawsuit settlement in excess of $2,000. SOP sold equity in October 2004 in the amount of $4,600 (596,917 shares) that was used to pay its share of the lawsuit settlement. SOP and SE were both named as defendants in the above-described litigation. SE paid and recognized legal fees of $504 in 2003 and 2004, and $1,496 in 2004 for its portion of the settlement, and SOP paid and recognized as an expense $4,523 of the total approximately $6,000 settlement in 2004. The sharing of the settlement was agreed upon by the related parties (SE and SOP). The payments have been reflected as litigation settlement expense in the accompanying consolidated statement of operations at December 31, 2004. The third party also filed a claim in the bankruptcy proceeding of SE’s lender and its parent during this period, and the bankruptcy court allowed a claim of $1,200 against these companies. To date, none of these entities have made a request to the Company or SE for reimbursement or indemnity with respect to the claim allowed in the bankruptcy. Management believes that there is no basis for such a claim, but there is no assurance that a claim will not be asserted. However, should such a claim be asserted, the Company intends to vigorously defend itself.
     From time to time, the Company is involved in various lawsuits arising in the ordinary course of business. Management does not believe that the ultimate resolution of these claims will have a material effect on its financial position or liquidity, although an unfavorable outcome could have a material adverse effect on the operations of a given interim period or year.
NOTE 13. EMPLOYEE BENEFIT PLAN
     The Company maintains a 401(k) profit sharing plan (the “Plan”) which allows eligible employees to defer a portion of their compensation through contributions to the Plan, and provides for a discretionary matching contribution by the Company, which is determined annually by management, up to 6% of annual compensation. Eligibility requires 30 days service, with participation beginning on the first day of the next ensuing calendar month. Vesting occurs ratably over five years. The Company’s contribution to the Plan for 2003, 2004 and 2005 was approximately $69, $59 and $81, respectively.
NOTE 14. STOCKHOLDERS’ EQUITY
Preferred Stock
     The Company’s authorized capital stock includes 10,000,000 shares of preferred stock, none of which have been issued.
Stock Purchase Warrants
     In connection with the issuance of debt to stockholders of the Company during 2000 and 2001, the Company issued approximately 664,394 stock purchase warrants. Each warrant represented the right to purchase one share of common stock at an exercise price of $0.39 per share with expiration dates varying from November 2005 to March 2006. The warrants prohibited the Company from issuing additional shares of its common stock at a price below $0.39 per share. As of December 31, 2004, 106,371 stock purchase warrants remained outstanding, following the cancellation of the rest of the warrants in connection with the EnCap transaction. The remaining 106,371 warrants were exercised in the first quarter of 2005, with the Company issuing 106,371 shares of its common stock and receiving proceeds of $41.
NOTE 15. INCOME TAXES
     Deferred tax assets and liabilities are the result of temporary differences between the financial statement carrying values and the tax bases of assets and liabilities. Significant components of the net deferred tax liability at December 31, 2005 are as follows:

Deferred tax asset—current:
Unrealized commodity price risk management activities	$1,811
Deferred tax assets—long term:
Unrealized commodity price risk management activities	946
Stock compensation	606

1,552
Deferred tax liabilities—long term:
Natural gas and oil properties	(38,692)
Other	(40)

(38,732)

Deferred tax liabilities—long term, net	$(37,180)

     The Company’s income tax provision varies from the amount that would result from applying the federal statutory income tax rate to income before income taxes for the year ended December 31, 2005 as follows:

Income tax benefit at 35%	$(2,283)
Cumulative temporary differences recognized in reorganization from subchapter “S” corporation to subchapter “C” corporation	20,318
Income during 2005 prior to reorganization from subchapter “S” corporation to subchapter “C” corporation	(51)
Non-deductible stock compensation expense	6,395
Loss on repurchase of preferred units of subsidiary	571
Other	102

Income tax expense	$25,052

Current	$265
Deferred	24,787

Income tax expense	$25,052

NOTE 16. CONCENTRATIONS OF CREDIT
Cash Balances
     The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to $100. The Company has not historically experienced any losses when such accounts exceed FDIC insured limits, and management does not believe there is a significant credit risk associated with those balances.
Major Customers
     The Company sold natural gas to two purchasers who represented approximately 63% and 35% of gas and oil revenues for the year ended December 31, 2003, 71% and 24% of gas and oil revenues for the year ended December 31, 2004, and 66% and 15% of natural gas and oil revenues for the year ended December 31, 2005. Receivables from these two customers were approximately $1,866 and $1,156 respectively, at December 31, 2004 and $7,648 and $1,883 respectively, at December 31, 2005. Due to the nature of the markets for natural gas and oil, the Company does not believe that the loss of any one customer would have a material adverse effect on the Company’s financial condition or the results of its operations.

NOTE 17. PARENT COMPANY STAND-ALONE FINANCIALS
     The following balance sheet and statement of operations and cash flows are presented on a parent company stand-alone basis.
Stroud Energy, Inc.
Balance Sheet—Parent Company Only

	At December 31,
	2004	2005
Assets
Cash and equivalents	$88	$1
Other current assets	2	1,851
Due from subsidiaries	289	—

Total current assets	379	1,852

Investments in subsidiaries	45,909	151,537
Oil and gas properties, using the full cost method of accounting, net		43,787

Total assets	46,288	197,176

Liabilities and Stockholders’ Equity
Current liabilities:
Due to subsidiaries	$300	$4,051
Other	—	577

Total current liabilities	300	4,628
Deferred tax liability	—	37,180

Total liabilities	300	41,808

Minority interest	17,161	—
Stockholders’ Equity:
Preferred stock ($.001 par value, 10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock ($.001 par value, 75,000,000 shares authorized, 16,066,824 shares issued and outstanding)	6	16
Additional paid-in capital	15	169,488
Unearned stock compensation	(16)	(8,553)
Notes receivable from stockholders and employees	(27)	—
Retained earnings (deficit)	28,849	(5,583)

Total stockholders’ equity	28,827	155,368

Total liabilities and stockholders’ equity	$46,288	$197,176

Stroud Energy, Inc.
Statement of Operations—Parent Company Only

	Year Ended December 31,
	2003	2004	2005
Revenues:
Oil sales	$7	$—	$—
Gas sales	198	—	—
Other	1,056	10	1

Total revenues	1,261	10	1
Expenses:
Lease operating	61	—	—
General and administrative	1,167	87	2,633
Depreciation, depletion and amortization	87	—	839
Stock compensation	1,401	715	20,146

Total expenses	2,716	802	23,618
Other income (expense)
Equity income	49,796	11,030	17,280
Litigation settlement expense	—	(4,523)	—
Interest expense, net	(18)	(1)	—

Total other income	49,778	6,506	17,280

Income (loss) before income taxes and minority interest	48,323	5,714	(6,337)
Income tax provision
Current income taxes	—	—	265
Deferred income taxes	—	—	24,787

Income (loss) before minority interest	48,323	5,714	(31,389)
Minority interest	(4,389)	(4,262)	(185)

Net income (loss)	$43,934	$1,452	$(31,574)

Stroud Energy, Inc.
Statement of Cash Flows—Parent Company Only

	Year Ended December 31,
	2003	2004	2005
Cash Flows from Operating Activities
Net income (loss)	$43,934	$1,452	$(31,574)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation, depletion and amortization	87	—	839
Stock compensation expense	1,401	715	20,146
Deferred tax expense	—	—	24,787
Equity income in subsidiaries	(49,796)	(11,030)	(17,280)
Minority interest	4,389	4,262	185
Other	41	(14)	(41)
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,051	—	—
Decrease in intercompany	451	324	2,533
Increase (decrease) in accounts payable	(5,534)	300	12
Decrease in royalties and revenues payable	(877)	—	—
Increase in taxes payable	—	—	265

Net cash used for operating activities	(4,853)	(3,991)	(128)

Cash Flows from Investing Activities
Acquisition and development of oil and gas properties	1,240	—	—
Distribution to subsidiaries	—	—	(91,196)

Net cash provided by (used in) investing activities	1,240	—	(91,196)

Cash Flows from Financing Activities
Proceeds from notes payable — stockholder	400	—	—
Repayments of notes payable — stockholder	—	(400)	—
Proceeds from issuance of common stock, net of fees and costs	2,015	4,665	91,196
Exercise of warrants	—	—	41
Other	—	(186)	—

Net cash provided by financing activities	2,415	4,079	91,237

Net increase (decrease) in cash and cash equivalents	(1,198)	88	(87)
Cash and cash equivalents at beginning of period	1,198	—	88

Cash and cash equivalents at end of period	$—	$88	$1

NOTE 18. SUBSEQUENT EVENTS
2006 Acquisition
     On February 6, 2006, the Company entered into a purchase and sale agreement with an effective date of January 1, 2006 with Joint Resources Company and other parties to acquire their interests in certain natural gas and oil properties located in North Texas and all related facilities and equipment used in connection with the operating of the properties. The transaction was closed on March 2, 2006, with the Company paying approximately $61,021, subject to closing adjustments that are to be determined within 90 days of closing. The closing adjustments are expected to result in the recording of additional net property costs for the Company based on post-effective costs paid by the sellers less post-effective revenues received by the sellers. The acquisition will be recorded using the purchase method of accounting, and the operations from March 2, 2006 will be recorded in the Company’s 2006 consolidated financial statements. The purchase price will be allocated approximately $46,277 to evaluated natural gas and oil properties and approximately $14,979 to unevaluated natural gas and oil properties, both pending closing adjustments. In connection with this acquisition, the Company expects to record an asset retirement obligation of approximately $235.
Preferred Stock Purchase Rights Plan
     On February 17, 2006 the Company entered into a Stockholder Rights Plan, pursuant to which one right is attached to each respective common share. Each right entitles the registered holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock from us, at a purchase price of $50.00 per share. These rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of these rights may deter certain acquirors from making takeover proposals or tender offers.
NOTE 19. SUPPLEMENTAL FINANCIAL INFORMATION FOR NATURAL GAS AND OIL PRODUCING ACTIVITIES (Unaudited)
     All of the Company’s operations are directly related to natural gas and oil producing activities located in the United States.
Costs Incurred
     Costs incurred and capitalized in natural gas and oil property acquisition and development activities are as follows:

	Year Ended December 31,
	2003	2004	2005
		(in thousands)
Property acquisitions:
Proved properties	$2,938	$1,201	$37,935	(2)
Proved properties—step-up(1)	—	—	14,584
Unproved properties	5,025	6,062	3,375
Unproved properties—step-up(1)	—	—	9,054
Exploration	—	—	13,511
Development	15,607	23,454	48,982
Asset retirement obligations	306	299	615

Total costs incurred	$23,876	$31,016	$128,056

(1)	The step-up in basis in 2005 of proved properties ($14,584) and unproved properties ($9,054) arose in connection with the purchase of minority interests, recorded using the purchase of minority interests, recorded using the purchase method (See note 2). Also in connection with this purchase, the Company reduced accumultated depletion, depreciation and amortization by $20,988 for the depreciation, depletion and amortization associated with the amortized interest repurchased in the Reorganization.

(2)	Includes $35,220 for the purchase price of the 2005 Acquisition.

Proved Reserves
     The Company’s proved natural gas and oil reserves have been estimated by independent petroleum engineers. Proved natural gas and oil reserves are quantities of reserves that, based on geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known reservoirs under existing economic and operating activities. Proved developed natural gas and oil reserves are quantities of reserves which can be expected to be recovered through existing wells with existing equipment and operating methods.
     There are numerous uncertainties inherent in estimating quantities of proved reserves, production rates, and timing of development costs. Such estimates are subject to change as additional information becomes available.
     Estimates of reserve quantities, reported at 14.65 psi, are as follows:
Natural Gas (MMcf)

	Year Ended December 31,
	2003	2004	2005
Proved reserves—beginning of year	61,811	74,645	87,763
Revisions of previous estimates	(9,694)	(12,614)	(2,769)
Extensions and discoveries	27,894	28,447	26,232
Production	(7,319)	(8,306)	(8,418)
Purchase of reserves in place	2,357	5,591	22,820
Sales of reserves in place	(404)	—	—

Proved reserves—end of year	74,645	87,763	125,628

Proved developed reserves—
Beginning of year	28,374	31,727	37,841

End of year	31,727	37,841	72,531

Proved reserves attributable to minority interest owners	3,110	33,908	N/A

Oil (Mbbl)

	Year Ended December 31,
	2003	2004	2005
Proved reserves—beginning of year	1,847	1,421	1,052
Revisions of previous estimates	(366)	(395)	(61)
Extensions and discoveries	9	62	27
Production	(91)	(67)	(51)
Purchase of reserves in place	33	31	—
Sales of reserves in place	(11)	—	—

Proved reserves—end of year	1,421	1,052	967

Proved developed reserves—
Beginning of year	784	537	381

End of year	537	381	427

Proved reserves attributable to minority interest owners	59	407	N/A

Standardized Measure of Discounted Future Net Cash Flows and Changes in Such Cash Flows Relating to Proved Natural Gas and Oil Reserves
     The Standardized Measure represents value-based information about the Company’s proved natural gas and oil reserves based on estimates of future cash flows from production of proved reserves assuming continuation of year-end economic and operating conditions. These estimates include the use of year-end prices for natural gas and oil and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows after income taxes are calculated using a 10% discount rate. As noted in Note 1, until September 22, 2005, Stroud Oil was taxed under the provisions of Subchapter S of the Internal Revenue Service, therefore no effect for estimated future income taxes is included in the Standardized Measure calculation for estimates prior to that date. As of December 31, 2005, future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company’s tax basis in the associated proved oil and natural gas properties.
     The Standardized Measure does not represent the fair market value of the Company’s natural gas and oil properties or Management’s estimate of its future cash flows. Probable and possible reserves are excluded from the calculations.
     Standardized Measure of Discounted Future Net Cash Flows Related to Proved Reserves:

	Year Ended December 31,
	2003	2004(a)	2005(a)
		(in thousands)
Future cash inflows	$460,143	$518,267	$1,018,876
Future production costs	(75,535)	(90,133)	(153,456)
Future development costs	(62,198)	(105,246)	(129,587)

Future net cash flows before income taxes	322,410	322,888	735,833
Future income taxes	—	—	(220,509)

Future net cash flows	322,410	322,888	515,324
10% annual discount	(117,683)	(141,770)	(229,185)

Standardized measure	$204,727	$181,118	$286,139

Standardized measure attributable to minority interest owners	$8,530	$69,976	N/A

Changes in Standardized Measure of Discounted Future Net Cash Flows

	Year Ended December 31,
	2003	2004(a)	2005(a)
		(in thousands)
Beginning of year	$129,404	$204,727	$181,118
Sales, net of production costs	(34,935)	(43,184)	(59,806)
Net change in sales prices, net of production costs	54,646	3,403	133,819
Extensions and discoveries, net of future production and development costs	70,911	48,154	72,417
Changes in estimated future development costs	(4,200)	(4,343)	(13,503)
Development costs incurred during the period that reduce future development costs	18,279	17,423	32,072
Revision of quantity estimates	(35,667)	(44,230)	(12,486)
Accretion of discount	12,940	20,473	18,112
Net change in income tax	—	—	(117,857)
Purchase of reserves in place	2,919	2,737	53,682
Sale of reserves in place	(1,103)	—	—
Changes in production rates and other	(8,467)	(24,042)	(1,429)

End of year	$204,727	$181,118	$286,139

Prices used:
Natural Gas (Mcf)	$5.32	$5.50	$7.53
Oil (Bbl)	$31.66	$42.20	$58.73

(a)	The Standardized Measures at the end of 2004 and 2005 have been reduced by estimated future general and administrative expense with undiscounted amounts of $9,002 and $9,702 and discounted amounts of $4,669 and $5,086, respectively. These expenses relate to costs associated with gas and oil producing activities.

Stroud Energy, Inc
Unaudited Financial Statements
For the Quarter Ended March 31, 2006

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)

	As of
	December 31,	March 31,
	2005	2006
Assets
Current assets
Cash and equivalents	$569	$803
Accounts receivable-revenue	15,439	10,938
Accounts receivable-joint interest owners	6,673	4,077
Severance tax receivable	3,094	3,286
Prepaid expenses and other	230	507
Deferred tax asset	1,811	14
Fair value of derivative instruments	443	2,490

Total current assets	28,259	22,115

Property and equipment
Oil and gas properties, using the full cost method:
Properties being amortized	243,310	321,902
Unevaluated properties excluded from amortization	13,070	27,783
Other property and equipment	778	1,116
Less accumulated depreciation, depletion and amotization	(41,575)	(49,137)

Property and equipment, net	215,583	301,664

Fair value of derivative instruments	775	3,999
Severance tax receivable	113	378
Debt issuance costs, net	764	1,341
Other assets	19	20

Total assets	$245,513	$329,517

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,986	$12,393
Accrued liabilities	10,517	13,328
Prepayments from joint interest owners	—	877
Royalties and revenues payable	9,768	8,427
Fair value of derivative instruments	5,617	2,621
Interest payable	5	17
Income taxes payable	265	—

Total current liabilities	38,158	37,663

Long-term debt	10,100	81,950
Fair value of derivative instruments	3,479	4,756
Asset retirement obligation	1,228	1,426
Deferred tax liability	37,180	39,380

Total liabilities	90,145	165,175

Commitments and contingencies

Stockholders’ equity
Preferred stock ($.001 par value, 10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock ($.001 par value; 75,000,000 shares authorized at December 31, 2005 and March 31, 2006; 16,066,824 and 16,101,824 shares issued and outstanding at December 31, 2005 and March 31, 2006, respectively)	16	16
Additional paid-in capital	169,488	162,906
Unearned compensation	(8,553)	—
Retained earnings (deficit)	(5,583)	1,420

Total stockholders’ equity	155,368	164,342

Total liabilities and stockholders’ equity	$245,513	$329,517

See accompanying notes to unaudited condensed consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share data)

	Three Months Ended March 31,
	2005	2006
Revenues
Gas sales	$7,779	$18,802
Oil sales	627	739
Commodity price risk management activities	(3,255)	6,662
Other	48	121

Total revenues	5,199	26,324

Expenses
Lease operating	912	3,102
General and administrative	919	3,964
Depreciation, depletion and amortization	3,282	7,575

Total expenses	5,113	14,641

Operating income	86	11,683

Other income (expense)
Interest expense, net	(1,186)	(683)
Gain on interest rate swap	25	—

Total other expense	(1,161)	(683)

Income (loss) before income taxes and minority interest	(1,075)	11,000
Income tax provision
Current income taxes	—	—
Deferred income taxes	—	3,997

Income (loss) before minority interest	(1,075)	7,003
Minority interest	377	—

Net income (loss)	$(698)	$7,003

Net income (loss) per common share:
Basic	$(0.12)	$0.44

Diluted	$(0.12)	$0.43

Weighted average shares outstanding:
Basic	6,024,231	16,076,935

Diluted	6,024,231	16,229,608

See accompanying notes to unaudited condensed consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2005	2006
Cash Flows from Operating Activities

Net income (loss)	$(698)	$7,003

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	3,282	7,575
Amortization of debt issuance costs and discounts	109	69
Accretion of discount on mandatorily redeemable preferred units	302	—
Accretion of discount on asset retirement obligation	12	29
Change in fair value of derivative instruments	2,515	(7,392)
Stock compensation expense	2	1,410
Deferred tax expense	—	3,997
Minority interest	(377)	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,649	7,344
Increase in severance tax receivable	(88)	(457)
Increase in prepaid expenses and other current assets	(148)	(277)
(Increase) decrease in other assets	(143)	401
Increase in accounts payable and accrued liabilities	586	1,459
Decrease in royalties and revenues payable	(653)	(1,539)
Increase (decrease) in interest payable	(105)	12
Decrease in preferred return distribution payable	(196)	—
Decrease in taxes payable	—	(265)

Net cash provided by operating activities	8,049	19,369

Cash Flows from Investing Activities
Acquisition and development of natural gas and oil properties	(5,899)	(90,001)
Proceeds from sales of natural gas and oil properties	5	—
Acquisition of other property and equipment	(10)	(338)
Decrease in prepayments from joint owners	(799)	—

Net cash used for investing activities	(6,703)	(90,339)

Cash Flows from Financing Activities
Net proceeds from line of credit	800	71,850
Proceeds from issuance of common stock, net of fees and costs	41	—
Payment of debt issuance costs	—	(646)
Distributions to stockholders of SOP, Inc.	(818)	—
Distributions to minority interest owners	(515)	—

Net cash provided by (used in) financing activities	(492)	71,204

Net increase in cash and cash equivalents	854	234

Cash and cash equivalents at beginning of period	2,721	569

Cash and cash equivalents at end of period	$3,575	$803

Supplemental disclosure of cash flow information:
Cash paid for interest	$330	$603

Cash paid for taxes	$—	$275

Cash paid for preferred distributions	$729	$—

Supplemental disclosure of non-cash investing and financing activities:
Increase in accrued capital expenditures	$1,315	$530

See accompanying notes to unaudited condensed consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2006
(in thousands, except shares)

			Additional	Unearned
	Common Stock		Paid-in	Stock	Retained
	Shares	Amount	Capital	Compensation	Earnings	Total
Balance at December 31, 2005	16,066,824	$16	$169,488	$(8,553)	$(5,583)	$155,368

Reflect Unearned Stock Compensation as Additional Paid-in Capital in Implementation of FAS 123(R)			(8,553)	8,553		—

Issuance of Restricted Common Stock	35,000
Amortization of unearned stock compensation			1,971			1,971

Net income					7,003	7,003

Balance at March 31, 2006	16,101,824	$16	$162,906	$—	$1,420	$164,342

See accompanying notes to unaudited condensed consolidated financial statements.

STROUD ENERGY, INC.
(formerly Stroud Oil Properties, Inc.)
Notes to Unaudited Condensed Consolidated Financial Statements
March 31, 2006
(amounts in thousands, except shares and per unit amounts)
NOTE 1. INTERIM FINANCIAL STATEMENTS
     The accompanying unaudited condensed consolidated financial statements of Stroud Energy, Inc. (“Stroud,” together with its subsidiaries “the Company”) should be read in conjunction with the audited consolidated financial statements of Stroud Energy, Inc. for the year ended December 31, 2005 included in the Company’s Registration Statement on Form S-1. Stroud was formerly known as Stroud Oil Properties, Inc. (“SOP”) before the reorganization that occurred on September 23, 2005. The Company is engaged in the development, exploitation and exploration of natural gas and oil properties, primarily in the state of Texas, with minor interests in Oklahoma. These unaudited condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.
     Accounting measures at interim dates inherently involve greater reliance on estimates than at year end, and the results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the year or any other interim period. In management’s opinion, the accompanying unaudited condensed consolidated financial statements include all adjustments (all of a normal recurring nature) necessary for a fair statement of the consolidated financial position of the Company as of March 31, 2006 and the consolidated results of its operations and cash flows for the three-month periods ended March 31, 2005 and 2006.
NOTE 2. EARNINGS PER COMMON SHARE
     The following is a reconciliation of the weighted average shares used in the basic and diluted earnings per common share computations:

	Three Months Ended
	March 30,
	2005	2006
Basic weighted average common shares	6,024,231	16,076,935
Effect of dilutive securities:
Stock options	—	152,673

Diluted	6,024,231	16,229,608

     For the three months ended March 31, 2005, there were 57,963 stock options outstanding that were antidilutive and excluded from the calculations above.
NOTE 3. DERIVATIVE INSTRUMENTS
     The Company utilizes swaps and collars to reduce its exposure to unfavorable changes in natural gas and oil prices. The Company also utilizes interest rate swaps to reduce its exposure to unfavorable changes in interest rates related to its long-term debt. The Company recognizes all derivative instruments on the consolidated balance sheet as either an asset or liability based on fair value and recognizes subsequent changes in fair value in earnings since these instruments do not meet the requirements for hedge accounting, as required by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. The fair value of the derivative instruments are based on available market quotes and are confirmed monthly by the counterparties to the agreement.
     Changes in fair value of commodity derivatives are recognized monthly as gains and losses and are set out in a separate revenue line, and changes in the fair value of interest derivatives are recognized monthly as gains and losses in a separate line in other income (expense) in the Company’s accompanying consolidated statement of operations. Settlements of derivatives are included in cash flows from operating activities. Based on monitoring of credit ratings, management believes that credit and performance risk with its counterparties is minimal.

     The Company has the following open natural gas commodity derivatives in place as of March 31, 2006:

		Floor Price/				Total	Fair Value
		Fixed Price	Ceiling Price	Start	Maturity	Volume	Of Net
Type	Basis	(Mmbtu)	(Mmbtu)	Date	Date	(Mmbtu)	Asset (Liability)
Collar	Houston Ship Channel	6.00	8.09	4/1/06	6/30/06	402	(10)
Collar	Houston Ship Channel	6.00	8.32	7/1/06	9/30/06	543	(147)
Collar	Houston Ship Channel	6.04	8.75	10/1/06	12/31/06	508	(270)
Collar	Houston Ship Channel	6.31	9.27	1/1/07	3/31/07	479	(516)
Collar	Houston Ship Channel	7.00	10.46	4/1/06	6/30/06	250	84
Collar	Houston Ship Channel	7.00	10.63	7/1/06	9/30/06	214	94
Collar	Houston Ship Channel	7.00	11.71	10/1/06	12/31/06	190	75
Collar	Houston Ship Channel	7.00	13.63	1/1/07	3/31/07	171	20
Collar	Houston Ship Channel	7.00	8.26	4/1/07	6/30/07	608	(509)
Collar	Houston Ship Channel	7.00	8.33	7/1/07	8/31/07	386	(358)
Swap	Houston Ship Channel	4.75	N/A	4/1/06	6/30/06	182	(517)
Collar	NGPL Mid-Continent	7.00	10.58	4/1/06	6/30/06	126	131
Collar	NGPL Mid-Continent	7.00	10.60	7/1/06	9/30/06	117	90
Collar	NGPL Mid-Continent	7.00	10.90	10/1/06	12/31/06	108	42
Collar	NGPL Mid-Continent	7.00	11.35	1/1/07	3/31/07	102	(42)
Collar	NGPL Mid-Continent	7.00	9.80	4/1/07	6/30/07	97	9
Collar	NGPL Mid-Continent	7.00	9.90	7/1/07	8/31/07	62	(1)
Collar	NGPL Mid-Continent	7.00	9.55	4/1/06	6/30/06	507	104
Collar	NGPL Mid-Continent	7.00	11.45	7/1/06	9/30/06	419	149
Collar	NGPL Mid-Continent	7.00	12.75	10/1/06	12/31/06	366	96
Collar	NGPL Mid-Continent	7.00	19.65	1/1/07	3/31/07	332	45
Collar	NGPL Mid-Continent	7.00	12.65	4/1/07	6/30/07	307	(14)
Collar	NGPL Mid-Continent	7.00	14.20	7/1/07	9/30/07	474	13
Collar	NGPL Mid-Continent	7.00	14.90	10/1/07	12/31/07	814	(53)
Collar	NGPL Mid-Continent	7.00	20.60	1/1/08	3/31/08	774	(11)
Collar	NGPL Mid-Continent	7.00	11.15	4/1/08	6/30/08	736	(6)
Collar	NGPL Mid-Continent	7.00	12.60	7/1/08	9/30/08	702	57
Collar	NGPL Mid-Continent	7.00	12.90	10/1/08	12/31/08	675	14
Collar	NGPL Mid-Continent	7.00	7.92	4/1/06	6/30/06	241	220
Collar	NGPL Mid-Continent	7.00	9.68	7/1/06	9/30/06	204	127
Collar	NGPL Mid-Continent	7.00	12.04	10/1/06	12/31/06	182	70
Collar	NGPL Mid-Continent	7.00	19.21	1/1/07	3/31/07	163	23
Collar	NGPL Mid-Continent	7.00	10.21	4/1/07	6/30/07	149	9
Collar	NGPL Mid-Continent	7.00	11.66	7/1/07	9/30/07	168	19
Collar	NGPL Mid-Continent	7.00	13.56	10/1/07	12/31/07	217	3
Collar	NGPL Mid-Continent	7.00	19.05	1/1/08	3/31/08	207	(2)
Collar	NGPL Mid-Continent	7.00	9.15	4/1/08	6/30/08	195	21
Collar	NGPL Mid-Continent	7.00	10.50	7/1/08	9/30/08	188	32
Collar	NGPL Mid-Continent	7.00	12.16	10/1/08	12/31/08	180	21

						12,745	$(888)

     Both the Houston Ship Channel and NGPL Mid-Continent bases are determined using Inside FERC, first of the month pricing.
     There were no interest rate derivates outstanding at March 31, 2006.

NOTE 4. ASSET RETIREMENT OBLIGATION
     The Company’s asset retirement obligation represents the present value of the estimated cost to plug, abandon and remediate its producing properties at the end of their productive lives. The following is a reconciliation of the asset retirement obligation for the three months ended March 31, 2006:

Asset retirement obligation, December 31, 2005	$1,347
Liabilities incurred on wells drilled and wells acquired	338
Accretion of discount	29

Asset retirement obligation, March 31, 2006	1,714
Less current portion included in accrued liabilities	(288)
Asset retirement obligation, long term	$1,426

NOTE 5. LONG-TERM DEBT
     The Company’s long — term debt consists of the following:

	December 31,	March 31,
	2005	2006
Borrowings under revolving credit facility	$10,100	$81,950
     On March 2, 2006, the Company entered into an amended and restated line of credit with an initial conforming borrowing base of $134,000 and a related available borrowing base of $147,000, subject to redetermination twice a year on October 1 and April 1. The Company has the option of selecting interest rates for portions of debt, either a base reference rate (the higher of the agent bank’s reference rate or 0.5% above the federal funds rate) plus 0.0% to 1.0%, depending on leverage, or alternatively, LIBOR plus 1.25% to 2.5%, also depending on leverage. Interest is paid not less than quarterly. The line of credit matures on September 23, 2009. The financial covenants were not significantly changed. The Company pays a quarterly commitment fee, which varies from 0.25% to 0.50% per annum, based on the unused portion of the borrowing base. At March 31, 2006, the Company had remaining borrowing capacity of $65,050 under this credit facility.
NOTE 6. INCOME TAXES
     Deferred tax assets and liabilities are the result of temporary differences between the financial statement carrying values and the tax bases of assets and liabilities. Significant components of the net deferred tax liability at March 31, 2006 are as follows:

Deferred tax asset—current:
Unrealized commodity price risk management activities	$14

Deferred tax assets—long term:
Unrealized commodity price risk management activities	$265
Net operating loss	4,768
Stock based compensation	1,098
Other	27

$6,158

Deferred tax liabilities—long term:
Natural gas and oil properties	$(45,483)
Other	(55)

$(45,538)

Deferred tax liabilities—long term, net	$(39,380)

     The Company’s income tax provision varies from the amount that would result from applying the federal statutory income tax rate to income before income taxes for the quarter ended March 31, 2006 as follows:

Three Months Ended
March 31, 2006
Income tax expense (at 35%)	$3,851

Effect of:
Non-deductible capital issuance costs	114
Other	32

Federal income tax expense	$3,997

     Prior to September 23, 2005,/ the Company had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, and accordingly, there was no provision for federal or state tax in the accompanying consolidated statement of operations prior to September 23, 2005.
NOTE 7. STOCK BASED COMPENSATION
Incentive Plan
     Effective as of September 23, 2005, the Board of Directors approved and adopted the Stroud Energy, Inc. 2005 Stock Incentive Plan (the “Stroud Incentive Plan”), which is an amendment and restatement of the SOP Incentive Plan. Under the Stroud Incentive Plan, the Board of Directors may grant incentive stock options, stock awards, restricted stock, restricted stock units, performance awards and other incentive awards to employees, directors, and other service providers of the Company. The Company has reserved 1,500,000 shares of its common stock as the maximum number of shares designated for issuance under the Stroud Incentive Plan as awards under the Stroud Incentive Plan. Under the Stroud Incentive Plan, options generally become exercisable over a three-year vesting period with the specific terms of vesting determined by the board of directors at the time of grant. The options expire over terms not to exceed ten years from the date of grant. The options are granted at the fair market value at the time of grant. These plans are administered by the Compensation Committee of Stroud’s Board of Directors.
Restricted Stock Plan
     Effective as of September 23, 2005, the Board of Directors approved and adopted the Stroud Energy, Inc. Restricted Stock Plan (the “Restricted Stock Plan”). Under this plan, the Board of Directors may grant restricted stock to senior management and other employees. The number of shares available for grant under the plan is 801,861 shares of common stock plus any shares of common stock that become available under the plan due to cancellation, forfeiture or termination, plus any shares of common stock that are used to pay withholding taxes upon vesting or payment of an award.
Adoption of SFAS 123R
     Effective January 1, 2006, the Company adopted SFAS No. 123 (Revised 2004), Share-Based Payment, which requires that compensation related to all stock-based awards, including stock options, be recognized in the financial statements at estimated fair value. The Statement eliminates the intrinsic value method of accounting, under which the Company previously recorded stock compensation as prescribed under APB Opinion No. 25, whereby compensation was recorded related to restricted stock awards and no compensation was recognized for stock option awards granted at current prices. The Company is using the modified prospective application method of adopting SFAS No. 123R, whereby the estimated fair value of unvested stock awards granted prior to January 1, 2006 will be recognized as compensation expense in periods subsequent to December 31, 2005, based on the same valuation method used in our prior pro forma disclosures. As it was immaterial in nature, no cumulative effect of accounting change was recognized as a result of adoption.
     As required under SFAS No. 123R, we have estimated the expected forfeitures using an annual forfeiture rate, and are recognizing compensation expense only for those awards expected to vest. All of the Company’s awards are service based awards and compensation expense is amortized over the requisite service period, which is equal to the award’s time vesting period. The Company recorded compensation cost of $1,410 of stock compensation cost and a related tax benefit of $494 in the consolidated statement of operations in the first quarter of 2006. Additionally, $561 was capitalized to “Properties being amortized” in the balance sheet during the three months ended March 31, 2006.

     The following are pro forma net income and earnings per share for the three months ended March 31, 2005, as if stock-based compensation had been recorded at the estimated fair value of stock awards at the grant date:

Three Months
Ended
March 31,
2005
(In thousands, except per share data)
Net income (loss) as reported	$(698)
Add: stock —based compensation included in the income statement	2
Deduct: stock-based compensation per fair value method	—

Pro forma net income (loss)	$(696)

Earnings (loss) per common share:
Basic — as reported	$(0.12)

Basic — pro forma	$(0.12)

Diluted — as reported	$(0.12)

Diluted — pro forma	$(0.12)

Stock Options
     The fair value of each option award granted during the three months ended March 31, 2006 was estimated on the date of grant using a Black-Scholes option valuation model based on the assumptions noted in the following table. Due to the lack of a liquid public market for the Company’s stock, the expected volatility is based on the historical stock volatility of certain peer companies for a period of time commensurate with the expected term of the award. The expected term of 4 years was based on the awards’ vesting periods, life, and historical exercise patterns. All options have a 10 year life and substantially all outstanding options vest equally over a 3 year period from the date of grant. An estimated forfeiture rate of 5.20% was used in the calculation. The risk-free rate is based on the U.S Treasury yield curve in effect at the time of grant for periods commensurate with the expected terms of the options. Assumptions used in the fair value calculation for options granted in the three months ended March 31, 2006 are below. There were no options granted or exercised during the three months ended March 31, 2005.

March 31, 2006
Expected volatility	28.9%
Expected dividend yield	0.0%
Expected term (in years)	4.0
Risk-free interest rate	4.7%
     A summary of options outstanding as of March 31, 2006, and changes during the three months then ended is presented below:

			Weighted
		Weighted	Average
	Number of	Average	Remaining	Aggregate
	Options	Exercise Price	Contractual Term	Intrinsic Value
				(in thousands)
Outstanding at January 1, 2006	773,842	$15.16
Granted	116,500	19.10
Forfeited	(10,000)	19.10
Exercised / Expired	—	—

Outstanding at March 31, 2006	880,342	15.64	9.4	$3,049

Exercisable at March 31, 2006	7,655	0.48	6.3	143

     The weighted average fair value of individual options granted during the three months ended March 31, 2006 was $5.78. At March 31, 2006, the Company had $2,543 of total unrecognized compensation cost related to unvested stock options. That cost is expected to be recognized over a weighted average period of 1.7 years.
Restricted Stock
     As of March 31, 2006, there were 676,253 shares of restricted stock outstanding that was subject to forfeitures, of which 35,000 were granted during the three months ended March 31, 2006. A summary of the status of the Company’s restricted stock outstanding as of March 31, 2006, and changes during the three months then ended, is presented below:

		Average
	Number of	Grant Date
	Shares	Fair Value
Outstanding at January 1, 2006	641,253	$16.00
Granted	35,000	19.10
Vested	—	—
Forfeited	—	—

Outstanding at March 31, 2006	676,253	$16.16

     As of March 31, 2006, there was $6,898 of total unrecognized compensation cost related to restricted stock, which is expected to be recognized over a weighted average period of 1.7 years. All restricted stock vests equally over a 3 year period from the date of grant. An estimated forfeiture rate of 3.97% was used in the calculation. There were no shares of restricted stock whose restrictions lapsed during the three months ended March 31, 2006 and 2005. Employees may elect to satisfy minimum tax withholding obligations related to restricted stock by allowing the Company to withhold shares of common stock at the date of the lapse of restrictions.
     Both the Stroud Incentive Plan and the Restricted Stock Plan contain change in control provisions that would be triggered by the event described in Note 13. Under the terms of the change in control provisions, all options would become immediately exercisable and the restrictions on all restricted stock would immediately lapse upon the closing date of this transaction.
NOTE 8. ACQUISITIONS
     During May, 2005, the Company entered into a purchase and sale agreement with Dan A. Hughes Company and other parties to acquire their interests in certain natural gas and oil properties located in North Texas, all tangible personal property, equipment and water wells used in connection with operating the properties, and a gathering system, all for approximately $29,600, subject to normal closing adjustments. The transaction had an effective date of March 1, 2005 and was closed on July 27, 2005 with the Company paying an additional $5,620 in closing adjustments. This acquisition was recorded using the purchase method of accounting, and the results of operations from July 27, 2005 are included in the consolidated financial statements. The entire purchase price of $35,220 was allocated to proved natural gas properties.
     During February, 2006, the Company entered into a purchase and sale agreement with an effective date of January 1, 2006 with Joint Resources Company and other parties to acquire their interests in certain natural gas and oil properties located in North Texas and all related facilities and equipment used in connection with operating of the properties. The transaction was closed on March 2, 2006, with the Company paying approximately $61,021, subject to further closing adjustments. The acquisition was recorded using the purchase method of accounting, and the operations from March 2, 2006 are included in the Company’s consolidated financial statements. The purchase price was allocated approximately $46,277 to evaluated natural gas and oil properties and approximately $14,979 to unevaluated natural gas and oil properties, both pending closing adjustments. In connection with this acquisition, the Company recorded an asset retirement obligation of approximately $235.
     The following presents the unaudited pro forma results of operations for the three months ended March 31, 2005 and 2006 and for the year ended December 31, 2005, as if the acquisitions had occurred at the beginning of each period. The pro forma data are not necessarily indicative of the financial results that would have been attained had the transactions occurred at the beginning of each period and should not be viewed as indicative of future operations.

	Pro Forma (Unaudited)
	Three Months Ended		Year Ended
	March 31,		December 31,
	2005	2006	2005
		(in thousands)
Revenues	$7,701	$28,577	$68,621
Net income (loss)	$(676)	$7,396	$(32,039)
Earnings (loss) per common share:
Basic—pro forma	$(0.11)	$0.46	$(3.64)
Diluted—pro forma	$(0.11)	$0.46	$(3.64)
Weighted average shares outstanding:
Basic—pro forma	6,024,231	16,076,935	8,806,752
Diluted—pro forma	6,024,231	16,229,608	8,806,752
NOTE 9. NEW ACCOUNTING PRONOUNCEMENTS
FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations”
     In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” The interpretation clarifies the requirement to record abandonment liabilities stemming from legal obligations when the retirement depends on a conditional future event. FIN No. 47 requires that the uncertainty about the timing or method of settlement of a conditional retirement obligation be factored into the measurement of the liability when sufficient information exists. FIN No. 47 became effective for the Company beginning January 1, 2006 and has not had a material impact on the Company’s financial condition, results of operations, or cash flows.
Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3”
     In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS No. 154 requires retrospective application to prior period financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS No. 154 became effective for the Company beginning January 1, 2006. SFAS No. 154 did not have a material impact on the Company’s financial condition, results of operations, or cash flows.
NOTE 10. COMMITMENTS AND CONTINGENCIES
     From time to time, the Company is involved in various lawsuits arising in the ordinary course of business. Management does not believe that the ultimate resolution of these claims will have a material effect on its financial position or liquidity, although an unfavorable outcome could have a material adverse effect on the operations of a given interim period or year.
NOTE 11. COMPREHENSIVE INCOME (LOSS)
     For the three months ended March 31, 2006 and 2005, there were no differences between net income (loss) and comprehensive income (loss).

NOTE 12. PARENT COMPANY STAND-ALONE FINANCIALS
     The following balance sheet and statement of operations and cash flows are presented on a parent company stand-alone basis:
        .
Stroud Energy, Inc.
Balance Sheet—Parent Company Only

	As of
	December 31,
	2005	March 31, 2006
Assets
Cash and equivalents	$1	$1
Other current assets	1,851	41

Total current assets	1,852	42

Investments in subsidiaries	151,537	165,293

Oil and gas properties, using the full cost method of accounting, net	43,787	43,343

Total assets	$197,176	$208,678

Liabilities and Stockholders’ Equity
Current liabilities:
Due to subsidiaries	$4,051	$4,424
Other	577	532

Total current liabilities	4,628	4,956

Deferred tax liability	37,180	39,380

Total liabilities	41,808	44,336

Stockholders’ Equity:
Preferred stock ($.001 par value, 10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock ($.001 par value, 75,000,000 shares authorized, 16,066,824 and 16,101,824 shares issued and outstanding at December 31, 2005 and March 31, 2006, respectively)	16	16
Additional paid-in capital	169,488	162,906
Unearned stock compensation	(8,553)	—
Retained earnings (deficit)	(5,583)	1,420

Total stockholders’ equity	155,368	164,342

Total liabilities and stockholders’ equity	$197,176	$208,678

Stroud Energy, Inc.
Statement of Operations—Parent Company Only

	Three Months Ended March 31,
	2005	2006
Expenses:
General and administrative	$100	$1,759
Depreciation, depletion and amortization	—	998

Total expenses	100	2,757

Other income (expense):
Equity income (loss)	(221)	13,757

Total other income (expense)	(221)	13,757

Income (loss) before income taxes and minority interest	(321)	11,000
Income tax provision
Deferred income taxes	—	3,997

Income (loss) before minority interest	(321)	7,003
Minority interest	(377)	—

Net income (loss)	$(698)	$7,003

Stroud Energy, Inc.
Statement of Cash Flows—Parent Company Only

	Three Months Ended March 31,
	2005	2006
Cash Flows from Operating Activities
Net income (loss)	$(698)	$7,003
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation, depletion and amortization	—	998
Stock compensation expense	2	1,410
Deferred tax expense	—	3,997
Equity income in subsidiaries	221	(13,757)
Minority interest	(377)	—
Changes in operating assets and liabilities:
Decrease in current assets	2	20
Decrease in intercompany	1,972	374
Increase (decrease) in current liabilities	(300)	220
Decrease in taxes payable	—	(265)

Net cash used for operating activities	822	—

Cash Flows from Financing Activities
Distributions to stockholders of SOP, Inc.	(818)	—
Exercise of warrants	41	—

Net cash provided by financing activities	(777)	—

Net increase in cash and cash equivalents	45	—
Cash and cash equivalents at beginning of period	88	1

Cash and cash equivalents at end of period	$133	$1

NOTE 13. SUBSEQUENT EVENTS
     On May 11, 2006, the Company announced that it has entered into a definitive agreement to be acquired by Range Resources Corporation for approximately $450 million, including approximately $82 million in assumed debt. The acquisition is structured as a merger pursuant to which the Company’s shareholders who satisfy certain suitability standards may individually elect to receive, in exchange for their shares of Company common stock, consideration in one of three forms: 100% in Range common stock, 100% in cash, or 50% in Range common stock and 50% in cash, all subject to adjustments and allocations provided for in the definitive agreement. The exchange ratio for the Company stock, and on which the cash consideration will be determined, will be based upon the average closing price for Range’s stock for the 15 trading days ending five days prior to closing. The acquisition is subject to approval by the shareholders of the Company and other customary closing conditions. Assuming the shareholders approve the transaction and the other closing conditions are satisfied, closing is expected to occur in late June 2006.

RANGE RESOURCES CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
     On June 19, 2006, Range Resources Corporation (the “Company” or “Range”) closed on the acquisition of Stroud Energy, Inc. (“Stroud”). The following unaudited pro forma combined financial information shows the pro forma effects of the Stroud acquisition. The unaudited pro forma combined financial information includes a statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 which assumes the merger occurred on January 1, 2005. Because the acquisition closed on June 19, 2006, Stroud’s balance sheet information has been consolidated into Range’s unaudited consolidated balance sheet at June 30, 2006, which was included in Range’s report on form 10-Q for the quarter ended June 30, 2006.
     The unaudited pro forma combined financial information has been prepared to assist in your analysis of the financial effect of the acquisition. The pro forma amounts are based on the historical financial statements of Range and Stroud and should be read in conjunction with those historical financial statements and related notes. The Stroud financial statements are included herein.
     The pro forma information is based on the estimates and assumptions set forth in the notes to such information. It is preliminary and is being furnished solely for information purposes. The pro forma information does not purport to represent what the results of operations of the combined company would have actually been had the merger in fact occurred on the date indicated, nor is it necessarily indicative of the results of operations that may occur in the future.

Range Resources Corporation
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 2005

			2006	2005
	Range	Stroud	Stroud	Stroud	Pro forma
(in thousands, except per share data)	Resources	Energy, Inc	Acquisition	Acquisition	adjustments		Pro forma
Revenues
Oil and gas sales	$525,074	$64,818	$9,951	$3,079	$(44,991	)(a)	$557,931
Transportation and gathering	2,578	—	—	—	—		2,578
Mark-to-market on oil and gas derivatives	10,868	(9,517)	—	—	—		1,351
Other	(2,563)	289	—	—	—		(2,274)

Total revenue	535,957	55,590	9,951	3,079	(44,991)		559,586

Expenses
Direct operating	66,632	3,603	960	570	(1,784	)(a)	69,981
Production and ad valorem taxes	31,516	1,408	736	226	(1,009	)(a)	32,877
Exploration	29,437	—	—	—	1,013	(b)	30,450
General and administrative	29,432	6,161	—	—	(436	)(b)	35,157
Non-cash stock compensation	35,250	20,146	—	—	942	(b)	56,338
Interest expense	38,797	4,279	—	—	5,918	(c)	53,303
					(4,279	)(d)
					(3,010	)(a)
					11,598	(e)
Depletion, depreciation and amortization	127,514	20,089	—	—	(5,727	)(f)(a)	141,876
Loss on repurchase of mandatorily redeemable preferred units	—	6,241	—	—	—		6,241

	358,578	61,927	1,696	796	3,226		426,223

Income (loss) before income taxes	177,379	(6,337)	8,255	2,283	(48,217)		133,363
Income taxes
Current	1,071	265	—	—	(265	)(g)	1,071
Deferred	65,297	24,787	3,054	845	(44,972	)(g)	49,011

	66,368	25,052	3,054	845	(45,237)		50,082

Income (loss) before minority interest	111,011	(31,389)	5,201	1,438	(2,980)		83,281
Minority interest	—	(185)	—	—	—		(185)

Income (loss) from continuing operations	$111,011	$(31,574)	$5,201	$1,438	$(2,980)		$83,096

Earnings per common share:
Net income per common share-basic	$0.89						$0.64

Net income per common share-diluted	$0.86						$0.61

Shares outstanding:
Basic	124,130				6,519		130,649
Diluted	129,126				6,540		135,666

     See notes to unaudited pro forma combined financial statements.

Range Resources Corporation
Unaudited Pro Forma Statement of Operations
Six Months Ended June 30, 2006

			2006
	Range	Stroud Energy,	Stroud	Pro forma
(in thousands, except per share data)	Resources	Inc.	Acquisition	adjustments		Pro forma
Revenues
Oil and gas sales	$333,958	$41,625	$2,253	$(21,746	)(a)	$356,090
Transportation and gathering	1,120	—	—	—		1,120
Mark-to-market on oil and gas derivatives	28,784	12,321	—	—		41,105
Other	3,004	222	—	—		3,226

Total revenue	366,866	54,168	2,253	(21,746)		401,541

Expenses
Direct operating	39,558	3,680	428	(1,549	)(a)	42,117
Production and ad valorem taxes	18,396	3,234	—	(1,386	)(a)	20,244
Exploration	16,643	—	—	761	(b)	17,404
General and administrative	18,705	7,152	—	1,599	(b)	27,456
Non-cash stock compensation	9,432	1,971	—	—		11,403
Interest expense	22,554	2,333	—	3,912	(c)	30,760
				(2,333	)(d)
				(1,505	)(a)
				5,799	(e)
Depletion, depreciation and amortization	71,400	14,114	—	(1,805	)(f)(a)	83,709

	196,688	32,484	428	3,493		233,093

Income (loss) before income taxes	170,178	21,684	1,825	(25,239)		168,448
Income taxes
Current	1,200	—	—	—		1,200
Deferred	62,598	7,736	675	(9,052	)(g)	61,957

	63,798	7,736	675	(9,052)		63,157

Income (loss) from continuing operations	106,380	13,948	1,150	(16,187)		105,291

Earnings per common share:
Net income from continuing operations-basic	$0.82					$0.77

Net income from continuing operations-diluted	$0.79					$0.74

Shares outstanding:
Basic	130,040			6,094	(h)	136,134
Diluted	135,278			6,114	(h)	141,392
     See notes to unaudited pro forma combined financial statements.

Range Resources Corporation
Notes to Unaudited Pro Forma Combined
Financial Information
(1) Basis of Presentation
     The accompanying unaudited pro forma statements of operations present the pro forma effects of the acquisition of Stroud Energy, Inc. by Range Resources Corporation (“Range”) and related transactions. The unaudited pro forma statement of operations is presented as though the transactions occurred on January 1, 2005. The pro forma combined statements also include the pro forma impact of two Stroud Energy, Inc. acquisitions made in July 2005 and in March 2006. In July 2005, Stroud Energy, Inc. purchased certain oil and gas properties located in North Texas from Dan Hughes and in March 2006, Stroud Energy, Inc. purchased certain North Texas properties from Joint Resources Company.
(2) Method of Accounting for the Acquisition
     Range will account for the acquisition using the purchase method of accounting for business combinations. The purchase method of accounting requires that Stroud Energy Inc. assets and liabilities assumed by Range be revalued and recorded at their estimated fair values. On June 19,, 2006, Range purchased Stroud Energy, Inc. for a purchase price of approximately $358.5 million plus the payoff of their credit facility, as described in Note 3 below.
(3) Pro Forma Adjustments Related to The Merger

Calculation and preliminary allocation of purchase price (in thousands):

Cash paid to stockholders of Stroud Energy, Inc. (including transaction costs)	$171,310
6.5 million shares of common stock issued to stockholders of Stroud Energy, Inc. (at fair value of $27.256 per share)	177,679
Fully vested stock options to purchase common stock assumed in the merger (at fair value of $14.53 per share)	9,478
Retirement of debt	106,700

Total purchase price	$465,167

Plus fair value of liabilities assumed (in thousands):

Current liabilities	$33,066
Deferred taxes	166,891
Other long-term liabilities	900
Asset retirement obligation	1,188

Total purchase price plus liabilities assumed	$667,212

Fair value of Stroud Energy, Inc. assets (in thousands):

Current assets	$15,351
Oil and gas properties	378,420
Unproved oil and gas properties	132,821
Assets held for sale	140,000
Other non-current assets	620

Total fair value of acquired assets	$667,212

     The total purchase price includes $4.5 million of estimated merger costs. These costs include investment banking expenses, legal and accounting fees. Range intends to sell the Austin Chalk properties owned by Stroud Energy Inc. Based upon various factors, including the reserve base and other sales of similar assets, we have allocated $140.0 million for the Austin Chalk properties held for sale. Accordingly, the revenue and expenses of these properties has been reversed in the pro forma adjustments as discontinued operations.
     The purchase price is preliminary and is subject to change due to several factors, including (1) changes in the fair values of Stroud Energy’s assets and liabilities as of the effective time of the acquisition (2) actual acquisition costs incurred and (3) the value received for the Austin Chalk properties. These changes will not be known until after the effective time of the acquisition. However, Range does not believe that the final purchase price allocation will differ materially from the estimated allocation present herein.
     The unaudited pro forma statement of operations includes the following adjustments:

(a)	This adjustment reflects Range’s intention to divest of the Austin Chalk properties and includes an allocation of interest expense ($3.0 million for the twelve months ended December 31, 2005 and $1.5 million for the six months ended June 30, 2006) to discontinued operations based on the Range debt to capitalization ratio at June 30, 2006.

(b)	These adjustments conform certain Stroud Energy, Inc. accounting policies to Range policies, including the change from full cost to successful efforts method of accounting. These adjustments also include a reclassification in the year ended December 31, 2005 of Range’s restricted stock amortization.

(c)	This adjustment increases interest expense for the effect of higher borrowings under the Range credit facility. If the interest rate increased (or decreased) 1/8%, this adjustment would increase (or decrease) $1.6 million for the twelve months ended December 31, 2005 and increase (or decrease) $820,000 for the six months ended June 30, 2006.

(d)	This adjustment reflects the reversal of the historical Stroud Energy, Inc. deferred financing costs and other interest expense. Does not include the effect of a possible $50.0 million debt offering currently being contemplated by Range.

(e)	This adjustment increases interest expense for the effect of issuance of an additional $150.0 million of 7.5% senior subordinated notes and the amortization of the issuance costs.

(f)	This adjustment revises Stroud Energy Inc. historical depreciation, depletion and amortization expense to reflect the adjustment of Stroud Energy Inc. assets from historical book value to fair value. For the oil and gas producing properties, pro forma depletion was calculated using the equivalent units-of-production method. This adjustment also includes the reversal of depletion, depreciation and amortization for the Austin Chalk properties held for sale.

(g)	This adjustment recognizes income tax effects of the pro forma adjustments at an effective tax rate of approximately 37%.

(h)	This adjustment reflects the issuance of additional shares. The six months ended June 30, 2006 is lower than the twelve months December 31, 2005 due to the transaction closing on June 19, 2006 and therefore, a portion of the additional shares is included in the Range Resources basic and diluted shares as of June 30, 2006.
4) Earnings per common share
     Net earnings per common share outstanding for the six months ended June 30, 2006 and the year ended December 31, 2005 have been calculated as follows (in thousands):

	Six Months	Year Ended
	Ended June 30,	December 31,
	2006	2005

Numerator for earnings per share:
Net income from continuing operations	$105,291	$83,096

Denominator:
Range weighted average shares outstanding	131,453	126,339
Reverse weighted average effect of Stroud shares issued (included above).	(425)	—
Pro forma increase	6,519	6,519
Stock held in the deferred compensation plan	(1,413)	(2,209)

Pro forma shares outstanding — basic	136,134	130,649

Range weighted average shares outstanding	131,453	126,339
Reverse weighted average effect of Stroud shares issued (included above)	(425)	—
Pro forma increase	6,519	6,519
Pro forma effect of employee stock options	20	21
Range employee stock options	3,825	2,863
Treasury shares	—	(76)

Pro forma shares outstanding — diluted	141,392	135,666

5) Supplemental pro forma information on oil and gas operations
Pro forma costs incurred
     The following table reflects the costs incurred in oil and gas producing property acquisitions, exploration and development activities of Range and Stroud Energy, Inc. and the combined company on a pro forma basis for the year ended December 31, 2005. Information related to the 2006 Stroud acquisition of oil and gas properties from Joint Resources Company was not available and is believed to be immaterial.

	Year Ended December 31, 2005
	2005	2005
	Range	Stroud
(in thousands)	Resources	Energy, Inc.(1)	Pro forma
Acquisitions:
Acreage purchases	$20,674	$12,429	$33,103
Proved oil and gas properties	131,748	37,935	169,683
Purchase price adjustments	20,966	14,584	35,550
Asset retirement obligation	119	—	119

Development	252,574	48,982	301,556

Exploration	59,539	13,511	73,050

Gas gathering facilities:
Acquisitions	8	—	8
Development	11,415	—	11,415

Subtotal	497,043	127,441	624,484

Asset retirement obligation	(1,730)	615	(1,115)

Total	$495,313	$128,056	$623,369

(1)	Includes $111.6 million for the Austin Chalk properties held for sale.

Pro forma quantities of oil and natural gas reserves
Quantities of Proved Reserves

	Crude Oil and NGLs (Mbbls)
	Range	Stroud		2006 Stroud
	Resources	Energy, Inc. (1) (2)	Total	Acquisition	Pro forma
Balance, December 31, 2004	38,166	1,052	39,218	40	39,258
Revisions	2,499	(61)	2,438	2	2,440
Extensions, discoveries and additions	7,932	27	7,959	97	8,056
Purchases	2,343	—	2,343	—	2,343
Sales	(5)	—	(5)	—	(5)
Production	(4,043)	(51)	(4,094)	(6)	(4,100)

Balance, December 31, 2005	46,892	967	47,859	133	47,992

	Natural Gas (Mmcf)
		Stroud		2006 Stroud
	Range Resources	Energy, Inc. (1) (2)	Total	Acquisition	Pro forma
Balance, December 31, 2004	946,428	87,763	1,034,191	4,927	1,039,118
Revisions	809	(2,769)	(1,960)	322	(1,638)
Extensions, discoveries and additions	169,785	26,232	196,017	23,328	219,345
Purchases	71,569	22,820	94,389	—	94,389
Sales	(177)	—	(177)	—	(177)
Production	(63,004)	(8,418)	(71,422)	(1,420)	(72,842)

Balance, December 31, 2005	1,125,410	125,628	1,251,038	27,157	1,278,195

	Natural Gas Equivalents (Mmcfe)
	Range	Stroud		2006 Stroud
	Resources	Energy, Inc. (1) (2)	Total	Acquisition	Pro forma
Balance, December 31, 2004	1,175,425	94,075	1,269,500	5,167	1,274,667
Revisions	15,802	(3,135)	12,667	334	13,001
Extensions, discoveries and additions	217,377	26,394	243,771	23,910	267,681
Purchases	85,626	22,820	108,446	—	108,446
Sales	(205)	—	(205)	—	(205)
Production	(87,263)	(8,724)	(95,987)	(1,456)	(97,443)

Balance, December 31, 2005	1,406,762	131,430	1,538,192	27,955	1,566,147

		Stroud		2006 Stroud
	Range Resources	Energy, Inc. (1)	Total	Acquisition	Pro forma
Proved developed reserves (Mmcfe)
December 31, 2005	923,050	75,093	998,143	14,985	1,013,128

(1)	December 31, 2005 includes 72,391 Mmcfe for the Austin Chalk properties held for sale.

(2)	The table of proved reserves for Stroud has not been adjusted to show the pro forma effect of the Stroud July 2005 acquisition of properties from Dan Hughes as if it occurred on January 1, 2005. The data presented shows the acquisition occurring in July 2005 and includes the subsequent activity from the purchased properties.

Pro forma standardized measure of discounted future cash flows
     The following table sets forth the standardized measures of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for Range, Stroud Energy, Inc. and the combined company on a pro forma basis as of December 31, 2005:

	Range	Stroud		2006 Stroud
(in thousands)	Resources	Energy, Inc. (1)	Total	Acquisition	Pro forma
Future cash inflows	$13,520,985	$1,018,876	$14,539,861	$213,214	$14,753,075
Future costs:
Production	(2,266,828)	(153,456)	(2,420,284)	(51,880)	(2,472,164)
Development	(825,261)	(129,587)	(954,848)	(26,557)	(981,405)

Future net cash flows	10,428,896	735,833	11,164,729	134,777	11,299,506
Income taxes	(3,496,799)	(220,509)	(3,717,308)	(14,397)	(3,731,705)

Total undiscounted future net cash flows	6,932,097	515,324	7,447,421	120,380	7,567,801
10% discount factor	(3,547,787)	(229,185)	(3,776,972)	(59,675)	(3,836,647)

Standardized measure	$3,384,310	$286,139	$3,670,449	$60,705	$3,731,154

(1)	December 31, 2005 includes $182.3 million for the Austin Chalk properties held for sale.
     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (“Standardized Measure”) is a disclosure requirement of SFAS 69. The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.
     Future cash inflows were estimated by applying year-end prices to the estimated future production less estimated future production costs based on year-end costs. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure. For Range Resources, the average prices used at December 31, 2005 to estimate reserve information were $57.80 per barrel for oil, $36.00 per barrel for natural gas liquids and $9.83 per mcf for natural gas using the benchmark prices of $61.04 per barrel and $10.08 per Mmbtu. For Stroud Energy, Inc., the average prices used at December 31, 2005 to estimate reserve information were $58.73 per barrel for oil, and $7.53 per mcf for natural gas. The pro forma 2006 acquisition uses $58.73 per barrel for oil and $7.55 per mcf for natural gas.
Pro forma changes relating to standardized measure of discounted future net cash flows

	Range	Stroud		2006 Stroud
(in thousands)	Resources	Energy, Inc.(1)	Total	Acquisition	Pro forma
Standardized measure, beginning of year	$1,749,411	$181,118	$1,930,529	$7,405	$1,937,934
Revisions to previous estimates:
Changes in prices	1,633,812	133,819	1,767,631	4,602	1,772,233
Revisions in quantities	59,244	(12,486)	46,758	906	47,664
Changes in future development cost	(367,732)	(13,503)	(381,235)	(783)	(382,018)
Accretion of discount	239,636	18,112	257,748	741	258,489
Net change in income taxes	(856,115)	(117,857)	(973,972)	(14,397)	(988,369)
Purchases of reserves in place	321,022	53,682	374,704	—	374,704
Additions to proved reserves due to extensions, discoveries and additions	814,973	72,417	887,390	69,244	956,634
Production	(425,902)	(59,806)	(485,708)	(8,255)	(493,963)
Development costs incurred during the period	143,918	32,072	175,990	895	176,885
Sales	(769)	—	(769)	—	(769)
Timing and other	72,812	(1,429)	71,383	347	71,730

Standardized measure, end of year	$3,384,310	$286,139	$3,670,449	$60,705	$3,731,154

(1)	Includes the activity of the Austin Chalk properties and only includes the activity from the Dan Hughes acquisition in July 2005 from the acquisition date.